Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1−K

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2020

My Racehorse CA LLC

(Exact name of issuer as specified in its charter)

Nevada	83-0848007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 W. First St., Suite 256, Claremont, CA, 91711

(Full mailing address of principal executive offices)

909-740-9175

(Issuer’s telephone number, including area code)

www.myracehorse.com

(Issuer’s website)

Series LLC Interests*

(Title of each class of securities issued pursuant to Regulation A)

(*Certain Series LLC Interests are qualified but not yet issued under Reg. A)

TABLE OF CONTENTS

MY RACEHORSE CA LLC

i

Use of Terms

Except as otherwise indicated by the context and for the purposes of this Annual Report on Form 1-K only (the “Annual Report”), references in this Annual Report to “we,” “us,” “our”, “MRH”, “our company”, or the “Company” refer to My Racehorse CA LLC, a Nevada series limited liability company.

Special Note Regarding Forward Looking Statements

The information contained in this Annual Report includes some statements that are not historical and that are considered “forward-looking statements”. Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the MyRacehorse™ Platform (defined below);
•	our future results, performance, liquidity, financial condition, prospects and opportunities; and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

Such statements are based upon information currently available to our company, our management, and our interpretation of what is believed to be significant factors affecting our business, including many assumptions regarding future events.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words like “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, but the absence of these words does not mean that a statement is not forward-looking. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” included in our Offering Statement on Form 1-A (the “Offering Statement”; file no. 024-10896) filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on September 10, 2018, and qualified by the Commission on February 22, 2019, as amended and supplemented by post-qualification amendments to date, and matters described in this Annual Report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Annual Report will in fact occur.

Potential investors should not place undue reliance on any forward-looking statements, and should not make an investment decision based solely on these forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Although the forward-looking statements in this Annual Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. The projections, estimates and expectations are presented in this Annual Report only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the Company cannot guarantee future results, and the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this Annual Report, in the Offering Statement (and as amended and supplemented by post-qualification amendments to date) and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

ii

ITEM 1. BUSINESS

Explanatory Note

The Offering Statement was originally filed by the Company on September 10, 2018, and has been amended by the Company on numerous occasions since that date. The Offering Statement, as amended by pre-qualification amendments, was qualified by the Commission on February 22, 2019. Since that date, certain post-qualification amendments to the Offering Statement have also been qualified by the Commission.

Different Series of the Company have already been offered, or have been qualified but not yet launched as of the date hereof, by the Company under the Offering Statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company pursuant to the Offering Statement until sold out, subject to the offering conditions contained in the Offering Statement, as qualified. The Series already qualified under the Offering Statement as of the date hereof are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Palace Foal	Ocean Magic 18	February 22, 2019
POS-AM #2
Series De Mystique ‘17	Dancing Destroyer	June 6, 2019
POS-AM #3
Series Martita Sangrita 17	Carpe Vinum	July 11, 2019
Series Daddy’s Joy	-	July 11, 2019
Series Vertical Threat	-	July 11, 2019
Series Shake it Up Baby	-	July 11, 2019
Series Tizamagician	-	July 11, 2019
POS-AM #4
Series Power Up Paynter	-	July 25, 2019
Series Two Trail Sioux 17	Annahilate	July 25, 2019
Series Wayne O	-	July 25, 2019
POS-AM #5
Series Big Mel	-	September 6, 2019
POS-AM #6
Series Amandrea	-	October 11, 2019
Series Keertana 18	American Heiress	October 11, 2019
Series Sunny 18	Solar Strike	October 11, 2019
Series Lazy Daisy	-	October 11, 2019
POS-AM #7
Series New York Claiming Package (1)	(i) Augusta Moon; and (ii) Hizaam	December 18, 2019
Series The Filly Four (2)	(i) Moonlight d’Oro; (ii) Joyful Addiction; (iii) Lady Valentine; and (iv) Shared Empire	December 18, 2019
POS-AM #8
Series Lane Way	-	February 19, 2020
POS-AM #10
Series Mo Mischief	-	May 13, 2020
Series Deep Cover	-	May 13, 2020
Series Big Mel (Addtl. 9% Interest)	-	May 13, 2020
Series Sunny 18 (Addtl. 9% Interest)	Solar Strike	May 13, 2020

1

POS-AM #11
Series Popular Demand	-	June 5, 2020
POS-AM #12
Series Authentic	-	June 26, 2020
Series Storm Shooter	-	June 26, 2020
POS-AM #15
Series Thirteen Stripes	-	August 7, 2020
Series Naismith	-	August 7, 2020
Series NY Exacta (3)	(i) Quick Conversation; and (ii) Psychedelic Shack	August 7, 2020
POS-AM #18
Series Apple Down Under 19	Howboutdemapples	October 30, 2020
Series Just Louise 19	Forbidden Kingdom	October 30, 2020
Series Lost Empire 19	Laforgia	October 30, 2020
POS-AM #19
Series Man Among Men	-	November 12, 2020
Series Frosted Oats	-	November 12, 2020
Series Tapitry 19	Infinite Empire	November 12, 2020
Series Classofsixtythree 19	Sixtythreecaliber	November 12, 2020
Series Cayala 19	Provocateur	November 12, 2020
Series Margaret Reay 19	A Mo Reay	November 12, 2020
Series Awe Hush 19	Can’t Hush This	November 12, 2020
Series Exonerated 19	Above Suspicion	November 12, 2020
Series Speightstown Belle 19	Ancient Royalty	November 12, 2020
Series Consecrate 19	Sacred Beauty	November 12, 2020
Series Latte Da 19	Inalattetrouble	November 12, 2020
Series Midnight Sweetie 19	Dolce Notte	November 12, 2020
Series Ambleside Park 19	Lookwhogotlucky	November 12, 2020
Series Athenian Beauty 19	Quantum Theory	November 12, 2020
Series Future Stars Stable (4)

(i)          Man Among Men;

(ii)        Frosted Oats;

(iii)       Infinite Empire;

(iv)       Sixtythreecaliber;

(v)        Provocateur;

(vi)       A Mo Reay;

(vii)      Can’t Hush This;

(viii)    Above Suspicion;

(ix)       Ancient Royalty;

(x)         Sacred Beauty;

(xi)       Inalattetrouble;

(xii)      Dolce Notte;

(xiii)    Lookwhogotlucky; and

(xiv)    Quantum Theory

November 12, 2020
Series Collusion Illusion	-	November 12, 2020

2

(1) Series New York Claiming Package is comprised of two (2) horses, (i) a 2016 Filly named, Augusta Moon, and (ii) a 2015 Colt named, Hizaam. On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. See below for more information.

(2) Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Moonlight d’Oro (formerly Venetian Sonata 18), (ii) a 2018 Filly named, Joyful Addiction (formerly My Sweet Addiction 18), (iii) a 2018 Filly named, Lady Valentine (formerly My Lady Lauren 18), and (iv) a 2018 Filly named, Shared Empire (formerly Sapucai 18).

(3) Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named Quick Conversation, and (ii) a 2018 Colt named Psychedelic Shack.

(4) Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Infinite Empire (formerly Tapitry 19), (iv) a 2019 Filly named, Sixtythreecaliber (formerly Classofsixtythree 19), (v) a 2019 Colt named, Provocateur (formerly Cayala 19), (vi) a 2019 Filly named, A Mo Reay (formerly Margaret Reay 19), (vii) a 2019 Colt named, Can’t Hush This (formerly Awe Hush 19), (viii) a 2019 Filly named, Above Suspicion (formerly Exonerated 19), (ix) a 2019 Colt named, Ancient Royalty (formerly Speightstown Belle 19), (x) a 2019 Filly named, Sacred Beauty (formerly Consecrate 19), (xi) a 2019 Filly named Inalattetrouble (formerly Latte Da 19), (xii) a 2019 Filly named, Dolce Notte (formerly Midnight Sweetie 19), (xiii) a 2019 Colt named, Lookwhogotlucky (formerly Ambleside Park 19), and (xiv) a 2019 Colt named, Quantum Theory (formerly Athenian Beauty 19).

Active Series

Of such Series, the following Series Interests have been qualified under Regulation A and are actively selling Series Interests as of the date hereof:

Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Issuer (3)
Series Just Louise 19	Per Unit	1	$229.00	$2.29	$226.71
	Total Maximum	1,020	$233,580.00	$2,335.80	$231,244.20

Series Lost Empire 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	10,200	$357,000.00	$3,570.00	$353,430.00

Series Cayala 19	Per Unit	1	$91.00	$0.91	$90.09
	Total Maximum	4,100	$373,100.00	$3,731.00	$369,369.00

Series Consecrate 19	Per Unit	1	$157.00	$1.57	$155.43
	Total Maximum	410	$64,370.00	$643.70	$63,726.30

Series Future Stars Stable (9)	Per Unit	1	$50.00	$0.50	$49.50
	Total Maximum	10,000	$500,000.00	$5,000.00	$495,000.00

Series Collusion Illusion (15)	Per Unit	1	$30.00	$0.30	$29.70
	Total Maximum	25,000	$750,000.00	$7,500.00	$742,500.00

3

Closed Offerings

Of such Series, the following Series Interests have been qualified under Regulation A and have subsequently either been terminated or closed after selling out of such Series Interests as of the date hereof:

Series Membership Interests Overview
Closed/Terminated Offerings (12)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions (1)(2)
Series Vertical Threat (4)	Per Unit	1	$210.00	$0.00	$210.00
	Total Maximum	537	$112,770.00	$0.00	$112,770.00

Series Amandrea	Per Unit	1	$295.00	$0.00	$295.00
	Total Maximum	550	$162,250.00	$0.00	$162,250.00

Series Keertana 18	Per Unit	1	$100.00	$0.00	$100.00
	Total Maximum	5,100	$510,000.00	$0.00	$510,000.00

Series Lazy Daisy	Per Unit	1	$115.00	$0.00	$115.00
	Total Maximum	1,250	$143,750.00	$0.00	$143,750.00

Series The Filly Four (7)	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	8,000	$1,440,000.00	$0.00	$1,440,000.00

Series Popular Demand	Per Unit	1	$244.00	$0.00	$244.00
	Total Maximum	1,020	$248,880.00	$0.00	$248,880.00

Series Authentic	Per Unit	1	$206.00	$0.00	$206.00
	Total Maximum	12,500	$2,575,000.00	$0.00	$2,575,000.00

Series Storm Shooter	Per Unit	1	$162.00	$0.00	$162.00
	Total Maximum	2,000	$324,000.00	$0.00	$324,000.00

Series Naismith	Per Unit	1	$152.00	$0.00	$152.00
	Total Maximum	2,000	$304,000.00	$0.00	$304,000.00

Series NY Exacta (8)	Per Unit	1	$228.00	$0.00	$228.00
	Total Maximum	2,000	$456,000.00	$0.00	$456,000.00

Series Palace Foal	Per Unit	1	$120.00	$0.00	$120.00
	Total Maximum	510	$61,200.00	$0.00	$61,200.00

Series De Mystique '17	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	250	$35,000.00	$0.00	$35,000.00

4

Series Martita Sangrita 17 (12)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	576	$184,320.00	$0.00	$184,320.00

Series Daddy's Joy	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	600	$108,000.00	$0.00	$108,000.00

Series Shake It Up Baby	Per Unit	1	$130.00	$0.00	$130.00
	Total Maximum	250	$32,500.00	$0.00	$32,500.00

Series Tizamagician (13)	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	339	$108,480.00	$0.00	$108,480.00

Series Power Up Paynter	Per Unit	1	$190.00	$0.00	$190.00
	Total Maximum	600	$114,000.00	$0.00	$114,000.00

Series Wayne O	Per Unit	1	$95.00	$0.00	$95.00
	Total Maximum	6,000	$570,000.00	$0.00	$570,000.00

Series New York Claiming Package	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	510	$71,400.00	$0.00	$71,400.00

Series Lane Way (14)	Per Unit	1	$90.00	$0.00	$90.00
	Total Maximum	6,000	$540,000.00	$0.00	$540,000.00

Series Big Mel (5)	Per Unit	1	$121.00	$0.00	$121.00
	Total Maximum	6,000	$726,000.00	$0.00	$726,000.00

Series Two Trail Sioux 17	Per Unit	1	$300.00	$0.00	$300.00
	Total Maximum	450	$135,000.00	$0.00	$135,000.00

Series Sunny 18 (6)	Per Unit	1	$65.00	$0.00	$65.00
	Total Maximum	6,000	$390,000.00	$0.00	$390,000.00

Series Mo Mischief	Per Unit	1	$75.00	$0.00	$75.00
	Total Maximum	5,100	$382,500.00	$0.00	$382,500.00

Series Deep Cover (11)	Per Unit	1	$220.00	$0.00	$220.00
	Total Maximum	800	$176,000.00	$0.00	$176,000.00

Series Thirteen Stripes	Per Unit	1	$229.00	$0.00	$229.00
	Total Maximum	1,000	$229,000.00	$0.00	$229,000.00

Series Man Among Men	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

5

Series Frosted Oats	Per Unit	1	$42.00	$0.42	$41.58
	Total Maximum	4,100	$172,200.00	$1,722.00	$170,478.00

Series Tapitry 19	Per Unit	1	$273.00	$2.73	$270.27
	Total Maximum	820	$223,860.00	$2,238.60	$221,621.40

Series Classofsixtythree 19	Per Unit	1	$193.00	$1.93	$191.07
	Total Maximum	1,000	$193,000.00	$1,930.00	$191,070.00

Series Margaret Reay 19	Per Unit	1	$301.00	$3.01	$297.99
	Total Maximum	820	$246,820.00	$2,468.20	$244,351.80

Series Awe Hush 19	Per Unit	1	$164.00	$1.64	$162.36
	Total Maximum	1800	$295,200.00	$2,952.00	$292,248.00

Series Exonerated 19	Per Unit	1	$169.00	$1.69	$167.31
	Total Maximum	820	$138,580.00	$1,385.80	$137,194.20

Series Speightstown Belle 19	Per Unit	1	$139.00	$1.39	$137.61
	Total Maximum	900	$125,100.00	$1,251.00	$123,849.00

Series Latte Da 19	Per Unit	1	$35.00	$0.35	$34.65
	Total Maximum	4,100	$143,500.00	$1,435.00	$142,065.00

Series Midnight Sweetie	Per Unit	1	$148.00	$1.48	$146.52
	Total Maximum	820	$121,360.00	$1,213.60	$120,146.40

Series Ambleside Park 19	Per Unit	1	$205.00	$2.05	$202.95
	Total Maximum	410	$84,050.00	$840.50	$83,209.50

Series Athenian Beauty	Per Unit	1	$47.00	$0.47	$46.53
	Total Maximum	1,800	$84,600.00	$846.00	$83,754.00

Series Apple Down Under 19	Per Unit	1	$173.00	$1.73	$171.27
	Total Maximum	600	$103,800.00	$1,038.00	$102,762.00

Series Motion Emotion	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	1,020	$85,680.00	$856.80	$84,823.20

Series Action Bundle (10)	Per Unit	1	$31.00	$0.31	$30.69
	Total Maximum	10,000	$310,000.00	$3,100.00	$306,900.00

6

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement as described in the Offering Statement.

(2)	No underwriter has been engaged in connection with the offering of Series Interests (the “Offering”). The securities being offered in the Offering Statement will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure” as described in the Offering Statement.

(3)	The use of proceeds for each Series described in the Offering Statement assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)	The Company has authorized an offering of up to 600 series interests in Vertical Threat. The Company previously sold 63 series interests in Vertical Threat pursuant to an exemption based California intrastate offering permit (the “Prior Vertical Threat Sale”). These series interests were sold for $210 per series interest, the same price as in the Series Vertical Threat Offering. As a result, the Company is only offering a total of 537 Series Vertical Threat Interests in the Series Vertical Threat Offering under Regulation A.

(5)

On December 30, 2019, the Company approved a forward split of the Series Membership Interests of Series Big Mel (the “Series Big Mel Interests”), at a ratio of 5-for-1 (the “Split”).  As a result of the foregoing, the total number of Series Big Mel Interests held by each member of Series Big Mel only will be converted automatically into the number of Series Big Mel Interests equal to (i) the number of issued and outstanding Series Big Mel Interests held by such member immediately prior to the Split, multiplied by (ii) 5. No fractional Series Big Mel Interests will be issued, and no cash or other consideration will be paid. The Series Big Mel Interests are held in electronic form with the Company’s transfer agent. Members do not have to take any action as the effect of the Split will be automatically reflected in each member’s online account. Immediately after the Split, each member’s percentage ownership interest in Series Big Mel will remain unchanged. The rights and privileges of the Series Big Mel members will be otherwise unaffected by the Split. As a result of the Split, the terms of the Series Big Mel Offering will be proportionally adjusted as follows: (i) the Total Maximum of Series Big Mel Interests offered will be increased to 5,100 and (ii) the price per Series Big Mel Interest will be decreased to $121. The overall value of Series Big Mel, including the aggregate offering amount of $617,100 and the corresponding use of proceeds will remain unchanged. The practical effect of the Split is to allow the Company to issue Series Big Mel Interests in smaller increments than originally contemplated without affecting any existing member’s percentage interests in Series Big Mel or the overall economics of the Series Big Mel Offering. See also the Company’s Form 1-U filed with the SEC on December 30, 2019.

On March 25, 2020, the Company acquired an additional 9% interest in Big Mel, taking its total interest to 60%. As such, the Company has added an additional 900 Series Big Mel Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 total Series Big Mel Interests are authorized in Series Big Mel.

(6)

On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike (Series Sunny 18), taking its total interest to 60%. As such, the Company has added an additional 900 Series Sunny 18 Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 Series Sunny 18 Interests are authorized in Series Sunny 18.

On July 27, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020.

On November 23, 2020, the Company purchased the remaining 40% ownership interest in Solar Strike, the 2018 Colt that is the Underlying Asset of Series Sunny 18. As a result, Series Sunny 18 will now hold a 100% interest in Solar Strike. In exchange, Series Sunny 18 now also has responsibility for 100% of the operating expenses associated with Solar Strike. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.

On July 19, 2020, the Series Sunny 18 Offering was sold out and closed.

(7)	Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Venetian Sonata 18, (ii) a 2018 Filly named, My Sweet Addiction 18, (iii) a 2018 Filly named, My Lady Lauren 18, and (iv) a 2018 Filly named, Sapucai 18.

(8)	Series NY Exacta is comprised of two (2) horses, (i) a 2018 Filly named, Quick Conversation, and (ii) a 2018 Colt named, Psychedelic Shack

7

(9)

Series Future Stars Stable is comprised of fourteen (14) horses, (i) a 2019 Colt named, Man Among Men, (ii) a 2019 Filly named, Frosted Oats, (iii) a 2019 Filly named, Infinite Empire (formerly Tapitry 19), (iv) a 2019 Filly named, Sixtythreecaliber (formerly Classofsixtythree 19), (v) a 2019 Colt named, Provocateur (formerly Cayala 19), (vi) a 2019 Filly named, A Mo Reay (formerly Margaret Reay 19), (vii) a 2019 Colt named, Can’t Hush This (formerly Awe Hush 19), (viii) a 2019 Filly named, Above Suspicion (formerly Exonerated 19), (ix) a 2019 Colt named, Ancient Royalty (formerly Speightstown Belle 19), (x) a 2019 Filly named, Sacred Beauty (formerly Consecrate 19), (xi) a 2019 Filly named Inalattetrouble (formerly Latte Da 19), (xii) a 2019 Filly named, Dolce Notte (formerly Midnight Sweetie 19), (xiii) a 2019 Colt named, Lookwhogotlucky (formerly Ambleside Park 19), and (xiv) a 2019 Colt named, Quantum Theory (formerly Athenian Beauty 19.

On December 18, 2020, the Company filed Post-Qualification Amendment No. 20 to its offering statement on Form 1-A with the SEC and disclosed that all of the Series Interests offered for Series Future Stars Stable were sold out as of November 21, 2020. However, certain investors that tried to purchase Series Interests of Series Future Stars Stable were not able to complete their transaction because of failed ACH payment attempts. As a result, the Company is reoffering only those remaining amounts of Series Interests in Series Future Stars Stable that were not sold.

(10)	Series Action Bundle is comprised of three (3) horses: (i) a 2017 Filly named His Glory, (ii) a 2015 Filly named Altea, and (iii) a 2016 Filly named Bohemian Bourbon.
(11)

On April 2, 2021, the Company purchased the remaining 20% ownership interest in Deep Cover, the 2018 Colt that is the Underlying Asset of Series Deep Cover. As a result, Series Deep Cover will now hold a 100% interest in Deep Cover. In exchange, Series Deep Cover now also has responsibility for 100% of the operating expenses associated with Deep Cover as of March 28, 2021. See also the Company’s Form 1-U filed with the SEC on April 6, 2021.

(12)

The Company has authorized an offering of up to 600 series interests in Carpe Vinum (f.k.a. Martita Sangrita 17). The Company previously sold 24 series interests in Carpe Vinum pursuant to an exemption based California intrastate offering permit (the “Prior Carpe Vinum Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Martita Sangrita 17 Offering. As a result, the Company is only offering a total of 576 Series Martita Sangrita 17 Interests in the Series Martita Sangrita 17 Offering under Regulation A.

(13)

The Company has authorized an offering of up to 600 series interests in Tizamagician. The Company previously sold 261 series interests in Tizamagician pursuant to an exemption based California intrastate offering permit (the “Prior Tizamagician Sale”). These series interests were sold for $320 per series interest, the same price as in the Series Tizamagician Offering. As a result, the Company is only offering a total of 339 Series Tizamagician Interests in the Series Tizamagician Offering under Regulation A.

(14)

On March 9, 2021, the Company purchased the remaining 40% ownership interest in Lane Way, the 2017 Colt that is the Underlying Asset of Series Lane Way. As a result, Series Lane Way will now hold a 100% interest in Lane Way. In exchange, Series Lane Way now also has responsibility for 100% of the operating expenses associated with Lane Way. See also the Company’s Form 1-U filed with the SEC on March 15, 2021.

(15)

As of December 31, 2020, Series Interests in Series Collusion Illusion were fully subscribed. However, certain investors that tried to purchase Series Interests in Series Collusion Illusion were not able to complete their transaction either because of (a) failed ACH payment attempts, or (b) a cancellation/refund of such transaction. As a result, the Company is reoffering only those remaining amounts of Series Interests in Series Collusion Illusion that were not sold.

(16)	The following offerings were terminated/closed:

•	On February 6, 2020, the Series Palace Foal Offering was terminated prior to any securities being offered.
•	On September 6, 2019, the Series De Mystique ‘17 Offering was sold out and closed.
•	On October 18, 2019, the Series Martita Sangrita 17 Offering was sold out and closed.
•	On September 23, 2019, the Series Daddy’s Joy Offering was sold out and closed.
•	On January 22, 2020, Shake it Up Baby died. The Company held mortality insurance on Shake it Up Baby. See the Company’s Form 1-U filed with the SEC on February 6, 2020.
•	On September 9, 2019, the Series Tizamagician Offering was sold out and closed.
•	On October 11, 2019, the Series Power Up Paynter Offering was sold out and closed.
•	On October 26, 2019, the Series Wayne O Offering was sold out and closed.
•	On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. The sale contains no other material terms and conditions. As a result of Augusta Moon being sold, the Company plans to issue a dividend of $65.93 per each Series New York Claiming Package Membership Interest which dividend represents such member’s pro rata share of the sale proceeds from the claim, the unused training reserve, unused insurance and the unrealized manager fee. See also the Company’s Form 1-U filed with the SEC on December 30, 2019. As a result of the claiming of Augusta Moon, the Series New York Claiming Package Offering was closed.
•	On May 25, 2020, the Series Lane Way Offering was sold out and closed.
•	On June 1, 2020, the Series Big Mel Offering was sold out and closed.
•	On July 9, 2020, Annahilate, the 2017 Colt that is the Underlying Asset for Series Two Trail Sioux 17, suffered a fracture to his lateral sesamoid in his front left limb after a workout. Although this injury is not life threatening, the nature of this injury is career ending. Because Annahilate will no longer be able to generate revenue since he will need to be retired from racing, the Series Two Trail Sioux 17 was closed. As a result, the Manager will terminate and wind up Series Two Trail Sioux 17 because Series Two Trail Sioux 17 would no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on July 15, 2020.

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•	On July 28, 2020, the Company elected to geld Solar Strike due to health and safety concerns. Solar Strike still has the ability to race and generate revenues but will no longer be able to breed. In connection with the gelding, the Company and Spendthrift entered into an amendment to the Solar Strike Co-Ownership Agreement to clarify the right to geld and the effect of gelding on breeding rights and bonuses. See also the Company’s Form 1-U filed with the SEC on July 28, 2020. As a result, the Series Sunny 18 offering was closed.
•	On September 18, 2020, the Series Vertical Threat Offering was sold out and closed.
•	On September 18, 2020, the Series Amandrea Offering was sold out and closed.
•	On September 18, 2020, the Series Keertana 18 Offering was sold out and closed.
•	On September 18, 2020, the Series Lazy Daisy Offering was sold out and closed.
•	On September 18, 2020, the Series The Filly Four Offering was sold out and closed.
•	On September 18, 2020, the Series Mo Mischief Offering was sold out and closed.
•	On September 18, 2020, the Series Deep Cover Offering was sold out and closed.
•	On September 18, 2020, the Series Popular Demand Offering was sold out and closed.
•	On September 18, 2020, the Series Authentic Offering was sold out and closed.
•	On September 18, 2020, the Series Storm Shooter Offering was sold out and closed.
•	On September 18, 2020, the Series Naismith Offering was sold out and closed.
•	On September 18, 2020, the Series NY Exacta Offering was sold out and closed.
•	On September 18, 2020, the Series Thirteen Stripes Offering was sold out and closed.
•	On November 9, 2020, Authentic, the 2017 Colt that is the Underlying Asset for Series Authentic, was retired from racing and began his stud career. See also the Company’s Form 1-U filed with the SEC on November 12, 2020.
•	On or around November 30, 2020, Wayne O, the 2017 Colt that is the Underlying Asset of Series Wayne O, was gelded. See also the Company’s Form 1-U filed with the SEC on November 30, 2020.
•	On November 16, 2020, the Series Man Among Men Offering was sold out and closed.
•	On November 17, 2020, the Series Frosted Oats Offering was sold out and closed.
•	On November 16, 2020, the Series Tapitry 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Classofsixtythree 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Margaret Reay 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Awe Hush 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Exonerated 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Speightstown Belle 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Latte Da 19 Offering was sold out and closed.
•	On November 17, 2020, the Series Midnight Sweetie 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Ambleside Park 19 Offering was sold out and closed.
•	On November 16, 2020, the Series Athenian Beauty 19 Offering was sold out and closed.
•	On January 16, 2021, the Series Apple Down Under 19 Offering was sold out and closed.
•	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
•	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.

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Description of the Business – Business of the Company (Overview)

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

MyRacehorse.com democratizes the ownership of racehorses (Thoroughbred, Quarter, and Standardbred horses) and allows fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and a portion of financial gains that the ownership creates.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient control and input into the initial due diligence and subsequent day-to-day operating decisions, including training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, the Company will require that such Series have a wide range of voting rights within the co-ownership syndicate (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

The syndicate manager of the horse makes the final decisions on many day-to-day decisions relating to the horses. In most instances, the Manager will be such syndicate manager. In cases where it is not, the Manager and our personnel will maintain engaged daily on key operation decisions of such Series. The syndicate manager (with our input if we are not syndicate manager) decides on the trainer, racing schedule, housing and certain other operational decisions. Certain key decisions will also require input from the Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the syndicate manager), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include input on key operating decisions, discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

When a Series becomes an owner of the horse, the Series’ members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

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Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”). As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $100 billion is bet annually on horse races with the US representing about 11% of the total gaming market.2 The Kentucky Derby continues setting records; in 2017 the total handle was the highest in history, with just over $209 million handled, up 8% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$100 billion is bet annually on horse races worldwide and there are $1 billion dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 47,000 active racehorses.5 The average sales price for a racehorse is about $74,000.6

____________________

1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2015.pdf.

3 https://www.courier-journal.com/story/news/local/2017/05/07/record-betting-reported-2017-kentucky-derby/101403510/.

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

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Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. In general, the Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold.

Claiming

The Company's Claiming activities (through individual Series) consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price. Some factors leading to a horse being more valuable than its claiming price include being poorly trained to date, running in the wrong type of races or having dropped in class. The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races). For example, in a $32,000 claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below their ability or have been mismanaged by the current owners or trainers thereby allowing the Series to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Series paid.

Once a Series acquires a horse in its claiming division it may take up to 30 days before the horse may be able to race again. The factors relating to the length between races include the endurance and shape of the horse, the availability of races and the skill level of the other horses in the race. The Company, along with our trainer, uses these factors to decide on where and when to race the horse so we can put the horse in the best possible position to win. During this time the horse is usually ridden everyday as part of their training. Horses will jog or cantor most days. The horse will typically gallop every 7 days that it does not race; this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs (1 furlong equals 1/8 of a mile) and simulates a race for the horse.

The Company expects the on-going monthly expenses directly associated to the horses in its claiming division to be approximately $50 to $125 per day for each horse. The fee depends on the trainer's fee and the amount of vet bills each horse requires.

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Revenue from Claiming Division

The Series intend to generate revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a horse. The Company expects that a horse will begin to generate revenue from purse winnings within 30 days from acquiring the horse. The Company further expects that it will continue to receive revenue from the horse every 30 days from additional purse winnings. The Series will also generate revenue if our horse is claimed by another stable. The Company expects that most horses in its claiming division will be claimed within 12 months from the date we acquired the horse.

Deciding on a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective investors to assist in their individual investment decisions.

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Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

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Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

Competition

The Company is a very small player in the racehorse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost entirely on the Manager and its officers to evaluate a horse and to buy any horse we believe to be a good investment.

Government Regulation

Horse racing is regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

Prior to September 2020, we allocated a sizable portion of the Offering proceeds to a cash reserve to be spent on Upkeep Fees which covered operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset.

Starting with the Series listed on Post-Qualification Amendment No. 16 and moving forward, however, we do not intend to allocate an upfront cash reserve for Upkeep Fees as part of the Offering proceeds. Instead, the Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

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In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

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The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Bloodstock Fee

In the event that the Manager performs bloodstock services for an Underlying Asset (i.e.: creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company), the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

Facilities

The Manager is located at 250 W. 1st Street, Suite 256, Claremont, CA 91711 and currently has a four year lease on its principal offices. The Manager presently has 8 employees, 10 independent contractors and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of racehorses (each, an “Underlying Asset”), with loans from officers of the Manager, and developing the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a particular racehorse (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse creates such as if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold at auction.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of series interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

We completed initial offerings of Interests as set forth in the table below under “Operating Results” and are in the process of launching subsequent offerings for other series. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which is made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of December 31, 2020, officers of the Manager have loaned the Company a total of $1,119,860 (excluding accrued interest) in connection with the acquisition of these Underlying Assets. See Note 4 to Audited Financial Statements as of December 31, 2020 – Advances from Manager and Note 7 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from officers of the Manager or the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

18

Operating Results – For the Years Ended December 31, 2020 and 2019

As of December 31, 2020, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

Name of Series	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Action Bundle (8)	10000	0	10000	$4.50	$21.85	$4.65	$218,500.00	$45,000.00	$0.00	$31.00	$0.00	$310,000.00	$310,000.00
Amandrea	550	550	0	$210.00	$40.00	$45.00	$0.00	$0.00	$24,750.00	$295.00	$162,250.00	$162,250.00	$0.00
Ambleside Park 19	410	410	0	$115.00	$59.25	$30.75	$0.00	$0.00	$12,607.50	$205.00	$84,050.00	$84,050.00	$0.00
Amers	75	75	0	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
Apple Down Under 19	600	600	0	$100.00	$47.05	$25.95	$0.00	$0.00	$15,570.00	$173.00	$103,800.00	$103,800.00	$0.00
Athenian Beauty	1800	1800	0	$25.00	$14.95	$7.05	$0.00	$0.00	$12,690.00	$47.00	$84,600.00	$84,600.00	$0.00
Authentic	12500	12500	0	$151.54	$23.56	$30.90	$0.00	$0.00	$386,250.00	$206.00	$2,575,000.00	$2,575,000.00	$0.00
Awe Hush 19	1800	1800	0	$110.00	$29.40	$24.60	$0.00	$0.00	$44,280.00	$164.00	$295,200.00	$295,200.00	$0.00
Bella Chica	100	100	0	$250.00	$73.00	$57.00	$0.00	$0.00	$5,700.00	$380.00	$38,000.00	$38,000.00	$0.00
Big Mel	6000	6000	0	$89.00	$14.00	$18.15	$0.00	$0.00	$108,900.00	$121.00	$726,000.00	$726,000.00	$0.00
Bullion	25	25	0	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
Cairo Kiss	80	80	0	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
Cayala 19	4100	4095	5	$60.00	$17.35	$13.65	$86.75	$300.00	$55,896.50	$91.00	$372,645.00	$373,100.00	$455.00
Classofsixtythree 19	1000	1000	0	$125.00	$39.05	$28.95	$0.00	$0.00	$28,950.00	$193.00	$193,000.00	$193,000.00	$0.00
Collusion Illusion	25000	25000	0	$22.00	$3.50	$4.50	$0.00	$0.00	$112,500.00	$30.00	$750,000.00	$750,000.00	$0.00
Consecrate 19	410	408	2	$80.00	$53.45	$23.55	$106.90	$160.00	$9,608.40	$157.00	$64,056.00	$64,370.00	$314.00
Daddy’s Joy	600	600	0	$80.00	$73.00	$27.00	$0.00	$0.00	$16,200.00	$180.00	$108,000.00	$108,000.00	$0.00
De Mystique ‘17	250	250	0	$71.50	$47.50	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Deep Cover	800	800	0	$100.00	$87.00	$33.00	$0.00	$0.00	$26,400.00	$220.00	$176,000.00	$176,000.00	$0.00
Escape Route	10	10	0	$4,240.00	$1,006.00	$1,049.20	$0.00	$0.00	$10,492.00	$6,295.20	$62,952.00	$62,952.00	$0.00
Exonerated 19	820	820	0	$105.00	$38.65	$25.35	$0.00	$0.00	$20,787.00	$169.00	$138,580.00	$138,580.00	$0.00
Frosted Oats	4100	4100	0	$25.00	$10.70	$6.30	$0.00	$0.00	$25,830.00	$42.00	$172,200.00	$172,200.00	$0.00
Future Stars Stable	10000	9889	111	$33.55	$8.95	$7.50	$993.45.00	$3,724.05	$74,167.50	$50.00	$494,450.00	$500,000.00	$5,550.00
Got Stormy	5100	0	5100	$24.51	$13.74	$6.75	$70,075.00	$125,000.00	$0.00	$45.00	$0.00	$229,500.00	$229,500.00
Just Louise 19	1020	1012	8	$150.00	$44.65	$34.35	$357.20	$120.00	$34,762.00	$229.00	$231,748.00	$233,580.00	$1,8320.00
Keertana 18	5100	5100	0	$72.00	$13.00	$15.00	$0.00	$0.00	$76,500.00	$100.00	$510,000.00	$510,000.00	$0.00
Kiana’s Love	200	200	0	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
Kichiro	200	200	0	$77.50	$33.00	$19.50	$0.00	$0.00	$3,900.00	$130.00	$26,000.00	$26,000.00	$0.00
Lane Way	6000	6000	0	$61.00	$15.50	$13.50	$0.00	$0.00	$81,000.00	$90.00	$540,000.00	$540,000.00	$0.00
Latte Da 19	4100	4100	0	$19.50	$10.25	$5.25	$0.00	$0.00	$21,525.00	$35.00	$143,500.00	$143,500.00	$0.00
Lazy Daisy	1250	1250	0	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
Lost Empire 19	10200	10124	76	$22.50	$7.25	$5.25	$551.00	$1,710.00	$53,151.00	$35.00	$354,340.00	$357,000.00	$2,660.00
Madarnas	50	50	0	$204.00	$93.00	$53.00	$0.00	$0.00	$2,650.00	$350.00	$17,500.00	$17,500.00	$0.00
Major Implications	20	20	0	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
Man Among Men	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Margaret Reay 19	820	820	0	$200.00	$55.85	$45.15	$0.00	$0.00	$37,023.00	$301.00	$246,820.00	$246,820.00	$0.00
Martita Sangrita 17	600	600	0	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Midnight Sweetie	820	820	0	$90.00	$35.80	$22.20	$0.00	$0.00	$18,204.00	$148.00	$121,360.00	$121,360.00	$0.00
Miss Puzzle	125	125	0	$109.84	$102.66	$37.50	$0.00	$0.00	$4,687.50	$250.00	$31,250.00	$31,250.00	$0.00
Mo Mischief	5100	5100	0	$50.00	$14.00	$11.00	$0.00	$0.00	$56,100.00	$75.00	$382,500.00	$382,500.00	$0.00
Monomoy Girl	10200	0	10200	$29.41	$9.69	$6.90	$98,820.00	$300,000.00	$0.00	$46.00	$0.00	$469,200.00	$469,200.00

19

Moonless Sky	200	200	0	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
Motion Emotion (9)	1020	0	1020	$24.51	$46.89	$12.60	$47,828.00	$25,000.00	$0.00	$84.00	$0.00	$85,680.00	$85,680.00
Naismith	2000	2000	0	$75.00	$54.20	$22.80	$0.00	$0.00	$45,600.00	$152.00	$304,000.00	$304,000.00	$0.00
New York Claiming Package	510	510	0	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
Night of Idiots	80	80	0	$112.00	$100.00	$38.00	$0.00	$0.00	$3,040.00	$250.00	$20,000.00	$20,000.00	$0.00
Nileist	45	45	0	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
Noble of Goddess	300	300	0	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NY Exacta	2000	2000	0	$107.50	$86.30	$34.20	$0.00	$0.00	$68,400.00	$228.00	$456,000.00	$456,000.00	$0.00
Palace Foal	510	0	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
Popular Demand	1020	1020	0	$145.00	$63.00	$36.00	$0.00	$0.00	$36,720.00	$244.00	$248,880.00	$248,880.00	$0.00
Power Up Paynter	600	600	0	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00
Sauce on Side	125	125	0	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
Shake It Up Baby	250	250	0	$44.00	$66.50	$19.50	$0.00	$0.00	$4,875.00	$130.00	$32,500.00	$32,500.00	$0.00
Sigesmund	200	200	0	$50.00	$35.00	$15.00	$0.00	$0.00	$3,000.00	$100.00	$20,000.00	$20,000.00	$0.00
Social Dilemma	510	0	510	$49.02	$92.93	$25.05	$47,394.50	$25,000.00	$0.00	$167.00	$0.00	$85,170.00	$85,170.00
Soul Beam	65	65	0	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
Speightstown Belle 19	900	900	0	$85.00	$33.15	$20.85	$0.00	$0.00	$18,765.00	$139.00	$125,100.00	$125,100.00	$0.00
Squared Straight	150	150	0	$150.00	$79.50	$40.50	$0.00	$0.00	$6,075.00	$270.00	$40,500.00	$40,500.00	$0.00
Storm Shooter	2000	2000	0	$90.00	$48.00	$24.00	$0.00	$0.00	$48,000.00	$162.00	$324,000.00	$324,000.00	$0.00
Street Band	50	50	0	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
Sunny 18	6000	6000	0	$40.30	$14.69	$10.01	$0.00	$0.00	$60,060.00	$65.00	$390,000.00	$390,000.00	$0.00
Swiss Minister	50	50	0	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
Takeo Squared	100	100	0	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
Tapitry 19	820	820	0	$180.00	$52.05	$40.95	$0.00	$0.00	$33,579.00	$273.00	$223,860.00	$223,860.00	$0.00
Tavasco Road	80	80	0	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
The Filly Four	8000	8000	0	$105.00	$48.00	$27.00	$0.00	$0.00	$216,000.00	$180.00	$1,440,000.00	$1,440,000.00	$0.00
Thirteen Stripes	1000	1000	0	$100.00	$94.65	$34.35	$0.00	$0.00	$34,350.00	$229.00	$229,000.00	$229,000.00	$0.00
Tizamagician	600	600	0	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
Two Trail Sioux 17	450	450	0	$165.00	$90.00	$45.00	$0.00	$0.00	$20,250.00	$300.00	$135,000.00	$135,000.00	$0.00
Two Trial Sioux 17K	1	1	0	$24,750.00	$4,970.00	$0.00	$0.00	$0.00	$0.00	$29,720.00	$29,720.00	$29,720.00	$0.00
Utalknboutpractice	100	100	0	$165.00	$90.00	$45.00	$0.00	$0.00	$4,500.00	$300.00	$30,000.00	$30,000.00	$0.00
Vertical Threat	600	600	0	$100.00	$78.50	$31.50	$0.00	$0.00	$18,900.00	$210.00	$126,000.00	$126,000.00	$0.00
Wayne O	6000	6000	0	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
Yes This Time *	10	0	10	$10,000.00	$793.00	$2,159.00	$7,930.00	$100,000.00	$0.00	$12,952.00	$0.00	$129,520.00	$129,520.00
Zestful	100	100	0	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00
Totals	169201	141649	27552				$528.852.80	$642,904.05	$2,294,447.35		$15,319,21.00	$16,700,102.00	$1,381,081.00

 _____________________

*	Denotes offerings commenced after 12/31/2020.
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.
(8)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(9)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

20

As of December 31, 2019, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit, (ii) Rule 506(c) of Regulation D, or (iii) the Offering Statement:

Name of Horse	Interests Offered(1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Amandrea	550	425	125	$210.00	$40.00	$45.00	$5,000.00	$16,800.00	$19,125.00	$295.00	$125,375.00	$162,250.00	$36,875.00
MRH Amers	75	75	–	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
MRH Annahilate	450	300	150	$165.00	$90.00	$45.00	$13,500.00	$24,750.00	$13,500.00	$300.00	$90,000.00	$135,000.00	$45,000.00
MRH Bella Chica	100	30	70	$250.00	$66.00	$64.00	$4,620.00	$17,500.00	$1,920.00	$380.00	$11,400.00	$38,000.00	$26,600.00
MRH Big Mel	5,100	3,220	1,880	$89.00	$14.00	$18.00	$26,320.00	$167,320.00	$57,960.00	$121.00	$389,620.00	$617,100.00	$227,480.00
MRH Bullion	25	25	–	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
MRH Cairo Kiss	80	80	–	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
MRH Carpe Vinum	600	600	–	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Daddy's Joy	600	599	1	$80.00	$73.00	$27.00	$73.00	$80.00	$16,173.00	$180.00	$107,820.00	$108,000.00	$180.00
MRH Dancing Destroyer	250	250	–	$72.00	$47.00	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Filly Four*	8,000	638	7,362	$105.00	$48.00	$27.00	$353,376.00	$773,010.00	$17,226.00	$180.00	$114,840.00	$1,440,000.00	$1,325,160.00
MRH Keertana 18*	5,100	2,647	2,453	$72.00	$13.00	$15.00	$31,889.00	$176,616.00	$39,705.00	$100.00	$264,700.00	$510,000.00	$245,300.00
MRH Kiana's Love	200	200	–	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
MRH Kichiro	200	129	71	$81.00	$29.00	$20.00	$2,059.00	$5,751.00	$2,580.00	$130.00	$16,770.00	$26,000.00	$9,230.00
MRH Madarnas	50	50	0	$204.00	$93.00	$53.00	$2,604.00	$4,488.00	$1,484.00	$350.00	$9,294.00	$17,500.00	$0.00
MRH Lazy Daisy*	1,250	1,250	–	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
MRH Major Implications	20	20	–	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
MRH Miss Puzzle	125	125	–	$112.00	$100.00	$38.00	$0.00	$0.00	$4,750.00	$250.00	$31,250.00	$31,250.00	$0.00
MRH Moonless Sky	200	200	–	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
MRH Night of Idiots	80	62	18	$112.00	$100.00	$38.00	$1,800.00	$2,016.00	$2,356.00	$250.00	$15,500.00	$20,000.00	$4,500.00
MRH Nileist	45	45	–	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
MRH Noble Goddess	300	300	–	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NYC Claiming Package	510	510	–	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
MRH Ocean Magic	510	–	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
MRH Power Up Paynter	600	600	–	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00
MRH Sauce On Side	125	125	–	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
MRH Shake It Up Baby	250	231	19	$44.00	$66.50	$19.50	$1,263.50	$836.00	$4,504.50	$130.00	$30,030.00	$32,500.00	$2,470.00
MRH Sigesmund	200	61	139	$50.00	$35.00	$15.00	$4,865.00	$6,950.00	$915.00	$100.00	$6,100.00	$20,000.00	$13,900.00
MRH Soul Beam	65	65	–	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
MRH Squared Straight	150	150	–	$153.00	$76.00	$41.00	$0.00	$0.00	$6,150.00	$270.00	$40,500.00	$40,500.00	$0.00
MRH Street Band	50	50	–	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
MRH Sunny 18*	5,100	3,608	1,492	$41.00	$14.00	$10.00	$20,888.00	$61,172.00	$36,080.00	$65.00	$234,520.00	$331,500.00	$96,980.00
MRH Swiss Minister	50	50	–	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
MRH Takeo Squared	100	100	–	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
MRH Tavasco Road	80	80	–	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
MRH Tizamagician	600	600	–	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Two Trail Sioux 17K	1	1	–	$24,750.00	$3,617.00	$1,493.00	$0.00	$0.00	$1,493.00	$29,860.00	$29,860.00	$29,860.00	$0.00
MRH Utalknboutpractice	100	95	5	$165.00	$90.00	$45.00	$450.00	$825.00	$4,275.00	$300.00	$28,500.00	$30,000.00	$1,500.00
MRH Vertical Threat	600	598	2	$100.00	$78.50	$31.50	$157.00	$200.00	$18,837.00	$210.00	$125,580.00	$126,000.00	$420.00
MRH Wayne O	6,000	6,000	–	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
MRH Zestful	100	100	–	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00

 _____________________

*	Denotes offerings commenced in fourth quarter of fiscal year 2019.
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extended on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

21

Revenues

Revenues are generated at the Series level. During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company generated $1,455,916 and $263,655 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings. Some of the Company’s horses (as more particularly described in the Offering Statement under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred costs of revenue – horse expenses of $1,805,350 and $502,233 respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

	Revenues		Cost of Revenues
Series Name	31-Dec-20	31-Dec-19	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$500	-	$(37,070)	-
Series Amandrea	$19,039	$1,650	$(34,536)	$(12,092)
Series Ambleside Park 19	-	-	$(6,537)	-
Series Amers	-	$1,584	-	$(2,881)
Series Apple Down Under 19	-	-	$(9,111)	-
Series Athenian Beauty	-	-	$(8,768)	-
Series Authentic	$825,000	-	$(300,002)	-
Series Awe Hush 19	-	-	$(20,598)	-
Series Bella Chica	$17,252	-	$(14,105)	$(12,620)
Series Big Mel	$12,450	-	$(40,867)	$(23,482)
Series Bullion	-	-	-	-
Series Cairo Kiss	$180	$920	$(5,183)	$(14,038)
Series Cayala 19	-	-	$(22,879)	-
Series Classofsixtythree 19	-	-	$(11,755)	-
Series Collusion Illusion	$11,500	-	$(48,960)	-
Series Consecrate 19	-	-	$(6,166)	-
Series Daddy’s Joy	$22,488	-	$(28,837)	$(20,411)
Series De Mystique ‘17	$10,280	$11,385	$(4,723)	$(15,131)
Series Deep Cover	-	-	$(33,184)	-
Series Escape Route	$30,300	-	$(17,267)	-
Series Exonerated 19	-	-	$(10,161)	-
Series Frosted Oats	-	-	$(11,517)	-
Series Future Stars Stable	-	-	$(30,394)	-
Series Got Stormy	-	-	$(1,104)	-
Series Just Louise 19	-	-	$(14,157)	-
Series Keertana 18	-	-	$(27,649)	$(8,604)
Series Kiana’s Love	$5,775	$8,516	$(6,536)	$(11,952)
Series Kichiro	$2,338	$70	$(7,800)	$(6,446)
Series Lane Way	$50,544	-	$(81,400)	-
Series Latte Da 19	-	-	$(9,955)	-
Series Lazy Daisy	$10,271	$2,500	$(10,881)	$(9,233)
Series Lost Empire 19	-	-	$(19,955)	-

22

Series Madarnas	-	-	-	-
Series Major Implications	-	$2,714	-	$(1,197)
Series Man Among Men	-	-	$(15,419)	-
Series Margaret Reay 19	-	-	$(16,566)	-
Series Martita Sangrita 17	$35,879	$23,544	$(57,080)	$(33,754)
Series Midnight Sweetie	-	-	$(9,232)	-
Series Miss Puzzle	-	-	$(9,492)	$(1,555)
Series Mo Mischief	$7,895	-	$(42,824)	-
Series Monomoy Girl	-	-	$(1,471)	-
Series Moonless Sky	$2,228	$1,936	$(689)	$(7,671)
Series Motion Emotion (2)	-	-	$(2,070)	-
Series Naismith	-	-	$(30,704)	-
Series New York Claiming Package	$15,106	$20,563	$(5,132)	$(7,412)
Series Night of Idiots	$3,960	$5,088	$(6,141)	$(15,822)
Series Nileist	-	$9,658	-	$(24,935)
Series Noble of Goddess	$218	$4,352	$(4,740)	$(17,594)
Series NY Exacta	-	-	$(53,793)	-
Series Palace Foal	-	-	-	$(6,171)
Series Popular Demand	-	-	$(22,179)	-
Series Power Up Paynter	$47,895	$22,809	$(49,448)	$(28,674)
Series Sauce on Side	-	$6,023	-	$(8,904)
Series Shake It Up Baby	$325	$125	$(3,988)	$(9,818)
Series Sigesmund	$514	-	$(8,358)	$(7,021)
Series Social Dilemma	-	-	$(1,275)	-
Series Soul Beam	-	$24,852	-	$(21,006)
Series Speightstown Belle 19	-	-	$(10,361)	-
Series Squared Straight	$4,016	$1,041	$(18,823)	$(12,217)
Series Storm Shooter	$47,320	-	$(64,157)	-
Series Street Band	$51,359	$41,305	$(3,316)	$(14,858)
Series Sunny 18	-	-	$(38,038)	$(5,383)
Series Swiss Minister	-	$5,749	-	$(5,875)
Series Takeo Squared	-	$4,684	-	$(1,558)
Series Tapitry 19	-	-	$(15,373)	-
Series Tavasco Road	-	$1,695	-	$(3,574)
Series The Filly Four	$38,000	-	$(202,319)	$(8,655)
Series Thirteen Stripes	-	-	$(31,310)	-
Series Tizamagician	$58,923	$27,602	$(55,992)	$(31,620)
Series Two Trail Sioux 17	-	-	$(21,226)	$(16,943)
Series Two Trial Sioux 17K	-	-	$60	-
Utalknboutpractice	$10,200	-	$(11,190)	$(7,985)
Series Vertical Threat	$112,110	-	$(77,095)	$(24,817)
Series Wayne O	$2,051	$28,700	$(32,080)	$(38,694)
Series Yes This Time	-	-	$(1,472)	-
Series Zestful	-	$4,590	-	$(1,630)
	$1,455,916	$263,655	$(1,805,350)	$(502,233)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

23

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company commenced its planned principal operations in 2018. During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred $4,945,826 and $1,049,769, respectively, an increase of $3,896,057 related to general and administrative fees, management fees, depreciation, and loss on horse retirement. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the twelve-month periods ended December 31, 2020, and December 31, 2019, are as follows:

Total Operating Expense
	31-Dec-20	31-Dec-19	Difference	Change
General and Administrative	$237,678	$53,326	184,352	78%
Management Fees	1,917,883	460,455	$1,457,428	76%
Depreciation	2,676,696	472,260	2,204,436	82%
Loss on Horse Retirement	113,569	63,728	49,841	44%
Total:	$4,945,826	$1,049,769	$3,896,057	79%

Operating Expenses - Overview

During the twelve-month periods ended December 31, 2020, and December 31, 2019, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$4,400	-
Series Amandrea	$47,845	$33,623
Series Ambleside Park	$19,417	-
Series Amers	-	$4,627
Series Apple Down Under 19	$22,587	-
Series Athenian Beauty	$19,298	-
Series Authentic	$1,234,060	-
Series Awe Hush 19	$65,563	-
Series Bella Chica	$13,901	$13,066
Series Big Mel	$224,846	$115,290
Series Bullion	$(333)	$3,500
Series Cairo Kiss	$(3,040)	$10,767
Series Cayala 19	$82,785	-
Series Classofsixtythree 19	$43,503	-
Series Collusion Illusion	$146,741	-
Series Consecrate	$15,105	-
Series Daddy's Joy	$21,374	$28,339
Series De Mystique 17	$18,185	$9,653
Series Deep Cover	$49,904	-
Series Escape Route	$13,545	-
Series Exonerated 19	$37,264	-
Series Frosted Oats	$43,653	-
Series Future Stars Stable	$108,743	-
Series Got Stormy	$9,673	-

24

Series Just Louise	$53,030	-
Series Keertana 18	$161,445	$71,593
Series Kiana's Love	$6,755	$9,075
Series Kichiro	$9,587	$7,955
Series Lane Way	$209,752	-
Series Latte Da	$26,646	-
Series Lazy Daisy	$114,816	$36,750
Series Lost Empire	$80,152	-
Series Madarnas	-	-
Series Major Implications	-	$2,361
Series Man Among Men	$50,602	-
Series Margaret Reay 19	$55,216	-
Series Martita Sangrita 17	$49,530	$59,321
Series Midnight Sweetie	$27,574	-
Series Miss Puzzle	$7,494	$10,707
Series Monomoy Girl	$22,374	-
Series Motion Emotion (2)	$2,215	-
Series Mo Mischief	$126,338	-
Series Moonless Sky	$(1,224)	$5,500
Series Naismith	$74,657	-
Series New York Claiming Package	$24,803	$18,685
Series Night of Idiots	$(1,674)	$4,717
Series Nileist	-	$1,128
Series Noble Goddess	$347	$9,829
Series NY Exacta	$107,220	-
Series Palace Foal	$3,902	$6,503
Series Popular Demand	$75,462	-
Series Power Up Paynter	$27,890	$32,848
Series Sauce On Side	-	$13,333
Series Shake It Up Baby	$(2,180)	$8,600
Series Sigesmund	$9,907	$4,833
Series Social Dilemma	$2,953	-
Series Soul Beam	-	$18,988
Series Speightstown Belle	$29,271	-
Series Squared Straight	$11,325	$9,000
Series Storm Shooter	$92,199	-
Series Street Band	$48,731	$22,443
Series Sunny 18	$95,630	$54,708
Series Swiss Minister	-	$7,306
Series Takeo Squared	-	$12,917
Series Tapitry	$50,602	-
Series Tavasco Road	-	$8,299
Series The Filly Four	$703,495	$72,756
Series Thirteen Stripes	$58,881	-
Series Tizamagician	$49,504	$59,951
Series Two Trail Sioux 17	$34,600	$31,500
Series Two Trail Sioux 17K	$19,968	$6,700
Series Utalknboutpractice	$(1,743)	$8,100
Series Vertical Threat	$36,201	$33,670
Series Wayne O	$152,555	$163,370
Series Yes This Time	-	-
Series Zestful	-	$17,460
TOTAL	$4,945,826	$1,049,769

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

25

Operating Expenses – General and Administrative

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred general and administrative fees of $237,678 and $53,326, respectively, an increase of $184,352. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series. In addition, many of the horses that incurred expenses in the prior period incurred a subsequent fee in the current period. The expense increases based on the size of the overall offering. These increases in offerings combined with larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending December 31, 2020 relative to the prior period.

The general and administrative fees incurred on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$4,350	-
Series Amandrea	$1,816	$1,500
Series Ambleside Park 19	$2,400	-
Series Amers	-	$375
Series Apple Down Under 19	$2,400	-
Series Athenian Beauty	$2,400	-
Series Authentic	$12,180	-
Series Awe Hush 19	$2,400	-
Series Bella Chica	$1,788	$2,813
Series Big Mel	$3,100	$1,500
Series Bullion	$(1,213)	$1,500
Series Cairo Kiss	$2,900	$1,500
Series Cayala 19	$3,200	-
Series Classofsixtythree 19	$2,400	-
Series Collusion Illusion	$1,800	-
Series Consecrate 19	$2,400	-
Series Daddy’s Joy	$3,100	$1,500
Series De Mystique ‘17	$1,725	$1,500
Series Deep Cover	$2,500	-
Series Escape Route	-	-
Series Exonerated 19	$2,400	-
Series Frosted Oats	$3,200	-
Series Future Stars Stable	$3,200	-
Series Got Stormy	$9,673	-
Series Just Louise 19	$2,400	-
Series Keertana 18	$3,100	$1,500
Series Kiana's Love	$3,140	$1,500
Series Kichiro	$3,100	$1,500
Series Lane Way	$3,800	-
Series Latte Da 19	$3,200	-
Series Lazy Daisy	$4,100	$1,500
Series Lost Empire 19	$3,200	-
Series Madarnas	-	-
Series Major Implications	-	-
Series Man Among Men	$2,400	-
Series Margaret Reay 19	$2,400	-

26

Series Martita Sangrita 17	$3,100	$1,500
Series Midnight Sweetie	$2,400	-
Series Miss Puzzle	$3,100	$1,500
Series Mo Mischief	$2,500	-
Series Monomoy Girl	$22,374	-
Series Moonless Sky	$1,718	$1,500
Series Motion Emotion (2)	$2,215	-
Series Naismith	$5,938	-
Series New York Claiming Package	$1,693	$857
Series Night of Idiots	$1,255	$1,500
Series Nileist	-	$1,500
Series Noble Goddess	$2,400	$1,500
Series NY Exacta	$6,069	-
Series Palace Foal	-	-
Series Popular Demand	$5,800	-
Series Power Up Paynter	$3,100	$1,500
Series Sauce on Side	-	-
Series Shake It Up Baby	-	$1,500
Series Sigesmund	$3,100	$1,500
Series Social Dilemma	$2,215	-
Series Soul Beam	-	$125
Series Speightstown Belle	$2,400	-
Series Squared Straight	$3,900	$1,500
Series Storm Shooter	$5,800	-
Series Street Band	$12,426	$1,500
Series Sunny 18	$3,140	$1,500
Series Swiss Minister	-	$1,460
Series Takeo Squared	-	-
Series Tapitry 19	$2,400	-
Series Tavasco Road	-	-
Series The Filly Four	$7,602	$6,000
Series Thirteen Stripes	$5,000	-
Series Tizamagician	$3,100	$1,500
Series Two Trail Sioux 17	$3,100	$1,500
Series Two Trial Sioux 17K	$10,975	$1,200
Series Utalknboutpractice	$2,450	$1,500
Series Vertical Threat	$3,100	$1,500
Series Wayne O	$2,350	$1,500
Series Yes This Time	-	-
Series Zestful	-	-
TOTAL	$237,678	$53,326

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

27

Operating Expenses – Management Fee

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company incurred Management Fee expenses of $1,917,883 and $460,455, respectively, an increase of $1,457,428. The increase is due primarily to the quantity and value of the overall offerings during the current period relative to the prior period. In addition, the increase in offerings combined with higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

	Management Fee
Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	$50	-
Series Amandrea	$7,529	$19,290
Series Ambleside Park 19	$12,608	-
Series Amers	-	$420
Series Apple Down Under 19	$15,570	-
Series Athenian Beauty 19	$12,690	-
Series Authentic	$468,750	-
Series Awe Hush 19	$44,280	-
Series Bella Chica	$3,780	$1,920
Series Big Mel	$51,580	$58,565
Series Bullion	$(1,788)	-
Series Cairo Kiss	-	-
Series Cayala 19	$55,897	-
Series Classofsixtythree 19	$28,950	-
Series Collusion Illusion	$113,400	-
Series Consecrate 19	$9,608	-
Series Daddy’s Joy	$2,276	$16,173
Series De Mystique ‘17	$1,028	$6,347
Series Deep Cover	$26,400	-
Series Escape Route	$10,392	-
Series Exonerated 19	$20,787	-
Series Frosted Oats 19	$25,830	-
Series Future Stars Stable	$74,168	-
Series Got Stormy	-	-
Series Just Louise 19	$34,762	-
Series Keertana 18	$36,795	$39,705
Series Kiana’s Love	-	$4,042
Series Kichiro	$1,320	$2,580
Series Lane Way	$86,054	-
Series Latte Da 19	$21,525	-
Series Lazy Daisy	$27	$22,750
Series Lost Empire 19	$53,151	-
Series Madarnas	-	-
Series Major Implications	-	-
Series Man Among Men	$33,579	-
Series Margaret Reay 19	$37,023	-

28

Series Martita Sangrita 17	$3,588	$31,154
Series Midnight Sweetie 19	$18,204	-
Series Miss Puzzle	$ (63)	$4,750
Series Mo Mischief	$56,889	-
Series Monomoy Girl	-	-
Series Moonless Sky	-	-
Series Motion Emotion (2)	-	-
Series Naismith	$45,600	-
Series New York Claiming Package	$1,511	$4,192
Series Night of Idiots	$684	$304
Series Nileist	-	$320
Series Noble of Goddess	-	$2,329
Series NY Exacta	$68,400	-
Series Palace Foal	-	-
Series Popular Demand	$36,720	-
Series Power Up Paynter	$4,790	$19,681
Series Sauce on Side	-	-
Series Shake It Up Baby	$403	$4,517
Series Sigesmund	$2,085	-
Series Social Dilemma	-	-
Series Soul Beam	-	$275
Series Speightstown Belle 19	$18,765	-
Series Squared Straight	$(75)	-
Series Storm Shooter	$52,732	-
Series Street Band	$56	$12,192
Series Sunny 18	$23,980	$36,080
Series Swiss Minister	-	$966
Series Takeo Squared	-	-
Series Tapitry 19	$33,579	-
Series Tavasco Road	-	$315
Series The Filly Four	$202,574	$17,226
Series Thirteen Stripes	$34,350	-
Series Tizamagician	$5,892	$31,441
Series Two Trail Sioux 17	$6,750	$13,500
Series Two Trial Sioux 17K	$743	-
Series Utalknboutpractice	$225	$2,610
Series Vertical Threat	$11,274	$18,837
Series Wayne O	$205	$86,870
Series Yes This Time	-	-
Series Zestful	-	$1,104
Total	$1,917,883	$460,455

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

29

Operating Expenses – Depreciation

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the depreciation was $2,676,696 and $472,260, respectively, an increase of $2,204,436. The increase is due to both the quantity and the value of the overall assets increased from the period ending December 31, 2020. This is primarily attributed to the Company acquiring an increase in higher valued horses in the current period than in the previous period. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	-	-
Series Amandrea	$38,500	$12,833
Series Ambleside Park 19	$4,409	-
Series Amers	-	$1,372
Series Apple Down Under 19	$4,617	-
Series Athenian Beauty	$4,208	-
Series Authentic	$753,129	-
Series Awe Hush 19	$18,883	-
Series Bella Chica	$8,333	$8,333
Series Big Mel	$170,166	$55,225
Series Bullion	$241	$2,000
Series Cairo Kiss	$7,124	$9,267
Series Cayala 19	$23,689	-
Series Classofsixtythree 19	$12,153	-
Series Collusion Illusion	$31,541	-
Series Consecrate 19	$3,097	-
Series Daddy’s Joy	$15,998	$10,666
Series De Mystique ‘17	$5,191	$1,806
Series Deep Cover	$21,004	-
Series Escape Route	$3,153	-
Series Exonerated 19	$14,077	-
Series Frosted Oats	$14,623	-
Series Future Stars Stable	$31,375	-
Series Got Stormy	-	-
Series Just Louise 19	$15,867	-
Series Keertana 18	$121,550	$30,388
Series Kiana's Love	$1,985	$3,533
Series Kichiro	$5,167	$3,875
Series Lane Way	$119,897	-
Series Latte Da 19	$1,921	-
Series Lazy Daisy	$34,949	$12,500
Series Lost Empire 19	$23,800	-
Series Madarnas	-	-
Series Major Implications	-	-
Series Man Among Men	$14,623	-
Series Margaret Reay 19	$15,793	-
Series Martita Sangrita 17	$42,842	$26,667
Series Midnight Sweetie	$6,970	-

30

Series Miss Puzzle	$4,457	$4,457
Series Mo Mischief	$66,949	-
Series Monomoy Girl	-	-
Series Moonless Sky	$269	$4,000
Series Motion Emotion (2)	-	-
Series Naismith	$23,118	-
Series New York Claiming Package	$(14,792)	$16,480
Series Night of Idiots	$931	$2,913
Series Nileist	-	$3,337
Series Noble Goddess	$4,516	$6,000
Series NY Exacta	$32,751	-
Series Palace Foal	$3,902	$6,503
Series Popular Demand	$32,942	-
Series Power Up Paynter	$20,000	$11,667
Series Sauce on Side	-	$1,801
Series Shake It Up Baby	$217	$2,583
Series Sigesmund	$2,880	$3,333
Social Dilemma	$737	-
Series Soul Beam	-	$4,632
Series Speightstown Belle	$8,106	-
Series Squared Straight	$7,500	$7,500
Series Storm Shooter	$33,667	-
Series Street Band	$12,875	$8,750
Series Sunny 18	$68,510	$17,128
Series Swiss Minister	-	$1,573
Series Takeo Squared	-	-
Series Tapitry 19	$14,623	-
Series Tavasco Road	-	$275
Series The Filly Four	$493,319	$49,530
Series Thirteen Stripes	$19,531	-
Series Tizamagician	$40,515	$27,010
Series Two Trail Sioux 17	$24,750	$16,500
Series Two Trial Sioux 17K	$8,250	$5,500
Series Utalknboutpractice	$3,471	$3,990
Series Vertical Threat	$21,827	$13,333
Series Wayne O	$150,000	$75,000
Series Yes This Time	-	-
Series Zestful	-	-
Total	$2,676,696	$472,260

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

31

Operating Expenses – Loss on Horse Retirement

For the twelve-month periods ended December 31, 2020, and December 31, 2019, the loss on horse retirement was $113,569 and $63,728, respectively, an increase of $49,841. The increase is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of December 31, 2020, and December 31, 2019 are as follows:

Loss on Horse
Series Name	31-Dec-20	31-Dec-19
Series Action Bundle (1)	–	–
Series Amandrea	–	–
Series Ambleside Park 19	–	–
Series Amers	–	$2,460
Series Apple Down Under 19	–	–
Series Athenian Beauty	–	–
Series Authentic	–	–
Series Awe Hush	–	–
Series Bella Chica	–	–
Series Big Mel	–	–
Series Bullion	$2,425	–
Series Cairo Kiss	$(13,065)	–
Series Cayala 19	–	–
Series Classofsixtythree 19	–	–
Series Collusion Illusion	–	–
Series Consecrate 19	–	–
Series Daddy’s Joy	–	–
Series De Mystique ’17	$10,241	–
Series Deep Cover	–	–
Series Escape Route	–	–
Series Exonerated 19	–	–
Series Frosted Oats	–	–
Series Future Stars Stable	–	–
Series Got Stormy	–	–
Series Just Louise 19	–	–
Series Keertana 18	–	–
Series Kiana’s Love	$1,630	–
Series Kichiro	–	–
Series Lane Way	–	–
Series Lazy Daisy	$75,739	–
Series Lost Empire 19	–	–
Series Madarnas	–	–
Series Major Implications	–	$2,361
Series Man Among Men	–	–
Series Margaret Reay 19	–	–
Series Martita Sangrita 17	–	–

32

Series Midnight Sweetie	–	–
Series Miss Puzzle	–	–
Series Mo Mischief	–	–
Series Monomoy Girl	–	–
Series Moonless Sky	$(3,211)	–
Series Motion Emotion (2)	–	–
Series Naismith	–	–
Series New York Claiming Package	$36,392	$(2,844)
Series Night of Idiots	$(4,544)	–
Series Nileist	–	$(4,029)
Series Noble of Goddess	$(6,569)	–
Series NY Exacta	–	–
Series Palace Foal	–	–
Series Popular Demand	–	–
Series Power Up Paynter	–	–
Series Sauce on Side	–	$11,532
Series Shake It Up Baby	$(2,800)	–
Series Sigesmund	$1,843	–
Series Social Dilemma	–	–
Series Soul Beam	–	$13,957
Series Speightstown Belle	–	–
Series Squared Straight	–	–
Series Street Band	$23,375	–
Series Storm Shooter	–	–
Series Sunny 18	–	–
Series Swiss Minister	–	$3,307
Series Takeo Squared	–	$12,917
Series Tavasco Road	–	$7,706
Series The Filly Four	–	–
Series Thirteen Stripes	–	–
Series Tizamagician	–	–
Series Two Trail Sioux 17	–	–
Series Two Trial Sioux 17K	–	–
Series Utalknboutpractice	$ (7,887)	–
Series Vertical Threat	–	–
Series Wayne O	–	–
Series Yes This Time	–	–
Series Zestful	–	$16,361
TOTAL	$113,569	$63,728

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

As a result, the Company’s aggregate net loss across all series for the twelve-month periods ended December 31, 2020, and December 31, 2019 was $5,330,249 and $1,288,347, respectively.

33

Liquidity and Capital Resources – For the Years Ended December 31, 2020 and 2019

During the years ended December 31, 2020 and 2019, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one Underlying Asset through a loan from a strategic vendor partner.

Of the horses that were part of an offering as of December 31, 2020 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
Series Ambleside Park 19	Fall 2021
Series Apple Down Under 19	Summer 2021
Series Athenian Beauty	Fall 2021
Series Awe Hush	Fall 2021
Series Cayala	Fall 2021
Series ClassofSixtythree 19	Fall 2021
Series Consecrate 19	Fall 2021
Series Deep Cover	Apr-21
Series Exonerated 19	Fall 2021
Series Frosted Oats	Summer 2021
Series Got Stormy	Feb-21
Series Just Louise 19	Fall 2021
Series Keertana 18	March 2021
Series Latte Da 19	Fall 2021
Series Lost Empire 19	Fall 2021
Series Man Among Men	Fall 2021
Series Margaret Reay 19	Fall 2021
Series Midnight Sweetie 19	Fall 2021
Series Miss Puzzle	Summer 2021
Series Monomoy Girl	Feb-21
Series Motion Emotion	Jan-21
Series Naismith	Dec-20
Series NY Exacta	Mar-21
Series Popular Demand	Feb-21
Series Social Dilemma	Jan-21
Series Sunny 18	Summer 2021
Series Tapitry 19	Fall 2021
Series The Keeneland 14	Summer 2021
Series Yes This Time	Jan-21

34

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the twelve-month periods ended December 31, 2020, and December 31, 2019, the Company had a total of $1,470,649 and $446,900, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

As of December 31, 2020, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Action Bundle (1)	$177,942	$(263,500)	$(85,558)	12/31/2021
Series Amandrea	$(14,655)	–	$(14,655)	–
Series Ambleside Park 19	$18,492	–	$18,492	9/30/2021
Series Amers	–	–	–	–
Series Apple Down Under 19	$21,094	–	$21,094	9/30/2021
Series Athenian Beauty	$21,480	–	$21,480	9/30/2021
Series Authentic	$94,478	–	$94,478	12/31/2021
Series Awe Hush 19	$34,803	–	$34,803	9/30/2021
Series Bella Chica	$(6,856)	–	$(6,856)	12/31/2021
Series Big Mel	$(24,634)	–	$(24,634)	12/31/2021
Series Bullion	–	–	–	–
Series Cairo Kiss	–	–	–	–
Series Cayala 19	$47,489	$(387)	$47,102	9/30/2023
Series Classofsixtythree 19	$28,334	–	$28,334	9/30/2021
Series Collusion Illusion	$41,901	–	$41,901	9/30/2023
Series Consecrate 19	$16,984	$(267)	$16,717	9/30/2023
Series Daddy's Joy	$8,589	–	$8,589	9/30/2021
Series De Mystique 17	–	–	–	–
Series Deep Cover	$33,227	–	$33,227	12/31/2021
Series Escape Route	$14,236	–	$14,236	3/31/2021
Series Exonerated 19	$22,315	–	$22,315	9/30/2021
Series Frosted Oats	$32,184	–	$32,184	9/30/2021
Series Future Stars Stable	$61,058	$(4,718)	$56,341	9/30/2023
Series Got Stormy	$60,871	$(195,075)	$(134,204)	11/30/2021
Series Just Louise 19	$31,289	$(1,557)	$29,732	9/30/2023
Series Keertana 18	$39,349	–	$39,349	9/30/2021

35

Series Kiana's Love	–	–	–	–
Series Kichiro	$(9,991)	–	$(9,991)	–
Series Lane Way	$11,420	–	$11,420	12/31/2021
Series Latte Da 19	$32,232	–	$32,232	9/30/2021
Series Lazy Daisy	$(15,159)	–	$(15,159)	–
Series Lost Empire 19	$53,259	$(2,261)	$50,998	9/30/2023
Series Madarnas	–	–	–	–
Series Major Implications	–	–	–	9/30/2021
Series Man Among Men	$28,132	–	$28,132	9/30/2021
Series Margaret Reay 19	$30,038	$(123)	$29,915	9/30/2021
Series Martita Sangrita 17	$(13,383)	–	$(13,383)	–
Series Midnight Sweetie	$21,011	–	$21,011	9/30/2021
Series Miss Puzzle	$(3,343)	–	$(3,343)	–
Series Mo Mischief	$12,406	–	$12,406	9/30/2021
Series Monomoy Girl	$75,749	$(398,820)	$(323,071)	11/30/2021
Series Moonless Sky	–	–	–	–
Series Motion Emotion (2)	$42,996	$(72,828)	$(29,832)	12/31/2021
Series Naismith	$53,197	–	$53,197	9/30/2021
Series New York Claiming Package	–	–	–	–
Series Night of Idiots	–	–	–	–
Series Nileist	–	–	–	–
Series Noble Goddess	–	–	–	–
Series NY Exacta	$108,127	–	$108,127	9/30/2021
Series Palace Foal	$(6,171)	–	$(6,171)	–
Series Popular Demand	$19,966	–	$19,966	9/30/2021
Series Power Up Paynter	$(2,093)	–	$(2,093)	–
Series Sauce On Side	–	–	–	–
Series Shake It Up Baby	–	–	–	–
Series Sigesmund	$(23,840)	–	$(23,840)	–
Series Social Dilemma	$43,357	$(72,395)	$(29,038)	11/30/2021
Series Soul Beam	–	–	–	–
Series Speightstown Belle	$21,743	–	$21,743	9/30/2021
Series Squared Straight	$(24,040)	–	$(24,040)	–
Series Storm Shooter	$27,960	–	$27,960	9/30/2021
Series Street Band	$37,827	–	$37,827	1/31/2021
Series Sunny 18	$31,061	–	$31,061	9/30/2021
Series Swiss Minister	–	–	–	–
Series Takeo Squared	–	–	–	–
Series Tapitry 19	$28,132	–	$28,132	9/30/2021
Series Tavasco Road	–	–	–	–
Series The Filly Four	$105,092	–	$105,092	9/30/2021
Series Thirteen Stripes	$50,475	–	$50,475	9/30/2021
Series Tizamagician	$(8,864)	–	$(8,864)	–
Series Two Trail Sioux 17	$(2,269)	–	$(2,269)	–
Series Two Trail Sioux 17K	–	–	–	–
Series Utalknboutpractice	$8,431	–	$8,431	9/30/2021
Series Vertical Threat	$3,541	–	$3,541	9/30/2021
Series Wayne O	$(32,779)	–	$(32,779)	–
Series Yes This Time	$6,458	$(107,930)	$(101,472)	3/31/2021
Series Zestful	–	–	–	–
TOTAL	$1,470,649	$(1,119,860)	$350,789

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

36

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through the time period set forth in the table above. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the time period set forth in the table above. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of December 31, 2020, the Company received a total of $15,319,021 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 6 – Members’ Equity/(Deficit)” for more detail):

Series Name	Units Offered	Units Tendered	Subscription Amount

Series Action Bundle (1)	10,000	0	$0
Series Amandrea	550	550	$162,250
Series Ambleside Park 19	410	410	$84,050
Series Amers	75	75	$10,500
Series Apple Down Under 19	600	600	$103,800
Series Athenian Beauty	1,800	1,800	$84,600
Series Authentic	12,500	12,500	$2,575,000
Series Awe Hush 19	1,800	1,800	$295,200
Series Bella Chica	100	100	$38,000
Series Big Mel	6,000	6,000	$726,000
Series Bullion	25	25	$11,750
Series Cairo Kiss	80	80	$44,400
Series Cayala 19	4,100	4,095	$372,645
Series Classofsixtythree 19	1,000	1,000	$193,000
Series Collusion Illusion	25,000	25,000	$750,000
Series Consecrate 19	410	408	$64,056
Series Daddy's Joy	600	600	$108,000
Series De Mystique ‘17	250	250	$35,000
Series Deep Cover	800	800	$176,000
Series Escape Route	10	10	$62,952
Series Exonerated 19	820	820	$138,580
Series Frosted Oats	4,100	4,100	$172,200
Series Future Stars Stable	10,000	9,889	$494,450
Series Got Stormy	5,100	0	$0
Series Just Louise 19	1,020	1,012	$231,748
Series Keertana 18	5,100	5,100	$510,000
Series Kiana's Love	200	200	$24,000
Series Kichiro	200	200	$26,000
Series Lane Way	6,000	6,000	$540,000
Series Latte Da	4,100	4,100	$143,500
Series Lazy Daisy	1,250	1,250	$143,750
Series Lost Empire 19	10,200	10,124	$354,340
Series Madarnas	50	50	$17,500
Series Major Implications	20	20	$4,600
Series Man Among Men	820	820	$223,860
Series Margaret Reay	820	820	$246,820

37

Series Martita Sangrita 17	600	600	$192,000
Series Midnight Sweetie	820	820	$121,360
Series Miss Puzzle	125	125	$31,250
Series Mo Mischief	5,100	5,100	$382,500
Series Monomoy Girl	10,200	0	$0
Series Moonless Sky	200	200	$22,000
Series Motion Emotion (2)	1,020	0	$0
Series Naismith	2,000	2,000	$304,000
Series New York Claiming Package	510	510	$71,400
Series Night of Idiots	80	80	$20,000
Series Nileist	45	45	$23,850
Series Noble Goddess	300	300	$33,000
Series NY Exacta	2,000	2,000	$456,000
Series Palace Foal	510	0	$0
Series Popular Demand	1,020	1,020	$248,880
Series Power Up Paynter	600	600	$114,000
Series Sauce On Side	125	125	$30,000
Series Shake It Up Baby	250	250	$32,500
Series Sigesmund	200	200	$20,000
Series Social Dilemma	510	0	$0
Series Soul Beam	65	65	$39,650
Series Speightstown Belle	900	900	$125,100
Series Squared Straight	150	150	$40,500
Series Street Band	50	50	$61,500
Series Storm Shooter	2,000	2,000	$324,000
Series Sunny 18	6,000	6,000	$390,000
Series Swiss Minister	50	50	$14,000
Series Takeo Squared	100	100	$27,000
Series Tapitry 19	820	820	$223,860
Series Tavasco Road	80	80	$18,400
Series The Filly Four	8,000	8,000	$1,440,000
Series Thirteen Stripes	1,000	1,000	$229,000
Series Tizamagician	600	600	$192,000
Series Two Trail Sioux 17	450	450	$135,000
Series Two Trail Sioux 17K	1	1	$29,720
Series Utalknboutpractice	100	100	$30,000
Series Vertical Threat	600	600	$126,000
Series Wayne O	6,000	6,000	$570,000
Series Yes This Time	10	0	$0
Series Zestful	100	100	$32,000
Total	169,201	141,649	$15,319,021

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

38

Advances from Manager – For the Years Ended December 31, 2020 and 2019

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2020:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle (1)	$177,942	$(263,500)	$(85,558)
Series Amandrea	$(14,655)	-	$(14,655)
Series Ambleside Park 19	$18,492	-	$18,492
Series Amers	-	-	-
Series Apple Down Under 19	$21,094	-	$21,094
Series Athenian Beauty	$21,480	-	$21,480
Series Authentic	$94,478	-	$94,478
Series Awe Hush 19	$34,803	-	$34,803
Series Bella Chica	$(6,856)	-	$(6,856)
Series Big Mel	$(24,634)	-	$(24,634)
Series Bullion	-	-	-
Series Cairo Kiss	-	-	-
Series Cayala 19	$47,489	$(387)	$47,102
Series Classofsixtythree 19	$28,334	-	$28,334
Series Collusion Illusion	$41,901	-	$41,901
Series Consecrate 19	$16,984	$(267)	$16,717
Series Daddy's Joy	$8,589	-	$8,589
Series De Mystique 17	-	-	-
Series Deep Cover	$33,227	-	$33,227
Series Escape Route	$14,236	-	$14,236
Series Exonerated 19	$22,315	-	$22,315
Series Frosted Oats	$32,184	-	$32,184
Series Future Stars Stable	$61,058	$(4,718)	$56,341
Series Got Stormy	$60,871	$(195,075)	$(134,204)
Series Just Louise 19	$31,289	$(1,557)	$29,732
Series Keertana 18	$39,349	-	$39,349
Series Kiana's Love	-	-	-
Series Kichiro	$(9,991)	-	$(9,991)
Series Lane Way	$11,420	-	$11,420
Series Latte Da 19	$32,232	-	$32,232
Series Lazy Daisy	$(15,159)	-	$(15,159)
Series Lost Empire 19	$53,259	$(2,261)	$50,998
Series Madarnas	-	-	-
Series Major Implications	-	-	-

39

Series Man Among Men	$28,132	-	$28,132
Series Margaret Reay 19	$30,038	$(123)	$29,915
Series Martita Sangrita 17	$(13,383)	-	$(13,383)
Series Midnight Sweetie	$21,011	-	$21,011
Series Miss Puzzle	$(3,343)	-	$(3,343)
Series Mo Mischief	$12,406	-	$12,406
Series Monomoy Girl	$75,749	$(398,820)	$(323,071)
Series Moonless Sky	-	-	-
Series Motion Emotion (2)	$42,996	$(72,828)	$(29,832)
Series Naismith	$53,197	-	$53,197
Series New York Claiming Package	-	-	-
Series Night of Idiots	-	-	-
Series Nileist	-	-	-
Series Noble Goddess	-	-	-
Series NY Exacta	$108,127	-	$108,127
Series Palace Foal	$ (6,171)	-	$(6,171)
Series Popular Demand	$19,966	-	$19,966
Series Power Up Paynter	$(2,093)	-	$(2,093)
Series Sauce On Side	-	-	-
Series Shake It Up Baby	-	-	-
Series Sigesmund	$(23,840)	-	$(23,840)
Series Social Dilemma	$43,357	$(72,395)	$(29,038)
Series Soul Beam	-	-	-
Series Speightstown Belle	$21,743	-	$21,743
Series Squared Straight	$(24,040)	-	$(24,040)
Series Storm Shooter	$27,960	-	$27,960
Series Street Band	$37,827	-	$37,827
Series Sunny 18	$31,061	-	$31,061
Series Swiss Minister	-	-	-
Series Takeo Squared	-	-	-
Series Tapitry 19	$28,132	-	$28,132
Series Tavasco Road	-	-	-
Series The Filly Four	$105,092	-	$105,092
Series Thirteen Stripes	$50,475	-	$50,475
Series Tizamagician	$(8,864)	-	$(8,864)
Series Two Trail Sioux 17	$(2,269)	-	$(2,269)
Series Two Trail Sioux 17K	-	-	-
Series Utalknboutpractice	$8,431	-	$8,431
Series Vertical Threat	$3,541	-	$3,541
Series Wayne O	$(32,779)	-	$(32,779)
Series Yes This Time	$6,458	$(107,930)	$(101,472)
Series Zestful	-	-	-
TOTAL	$1,470,649	$(1,119,860)	$350,789

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

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In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2019:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Filly Four	$286,526	$(1,126,386)	$(839,860)
MRH Amandrea	9,894	(31,250)	(21,356)
MRH Annahilate	22,057	(38,250)	(16,193)
MRH Bella Chica	(8,833)	(22,120)	(30,953)
MRH Big Mel	2,277	(193,225)	(190,948)
MRH Bullion	(3,000)	–	(3,000)
MRH Cairo Kiss	(11,165)	–	(11,165)
MRH Carpe Vinum	16,784	–	16,784
MRH Daddy's Joy	21,889	(153)	21,736
MRH Dancing Destroyer	3,990	–	3,990
MRH Keertana 18	34,080	(208,505)	(174,425)
MRH Kiana's Love	449	–	449
MRH Kichiro	(1,376)	(7,810)	(9,186)
MRH Lazy Daisy	267	–	267
MRH Miss Puzzle	9,715	–	9,715
MRH Moonless Sky	(8,763)	–	(8,763)
MRH Night of Idiots	(5,761)	(3,816)	(9,577)
MRH Noble Goddess	(6,798)	–	(6,798)
MRH Ocean Magic 18	(6,171)	–	(6,171)
MRH Power Up Paynter	14,272	–	14,272
MRH Shake It Up Baby	5,420	(2,100)	3,320
MRH Sigesmund	(12,896)	(11,815)	(24,711)
MRH Sunny 18	38,255	(78,090)	(39,835)
MRH Squared Straight	(4,633)	–	(4,633)
MRH Street Band	2,771	–	2,771
MRH Tizamagician	12,926	–	12,926
MRH Utalknboutpractice	471	(1,275)	(804)
MRH Vertical Threat	20,483	(57)	20,426
MRH Wayne O	2,017	–	2,017
MRH New York Claiming	11,756	–	11,756
TOTAL	$446,900	$(1,724,852)	$(1,277,951)

Related Party Transactions – For the Years Ended December 31, 2020 and 2019

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4, Note 5, and Note 7 to Financial Statements as of December 31, 2020 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

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In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $14,143,676 as of December 31, 2020*, from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (3)
Series Action Bundle (1)	$263,500
Series Amandrea	$137,500
Series Ambleside Park 19	$71,443
Series Amers	$8,925
Series Apple Down Under 19	$88,230
Series Athenian Beauty 19	$71,910
Series Authentic	$2,188,750
Series Awe Hush 19	$250,920
Series Bella Chica	$32,300
Series Big Mel	$617,100
Series Bullion	$6,000
Series Cairo Kiss	$37,760
Series Cayala 19	$317,135
Series Classofsixtythree 19	$164,050
Series Collusion Illusion	$637,500
Series Consecrate 19	$54,715
Series Daddy's Joy	$91,800
Series De Mystique ‘17	$30,228
Series Deep Cover	$149,600
Series Escape Route	$52,560
Series Exonerated 19	$117,793
Series Frosted Oats	$146,370
Series Future Stars Stable	$425,000
Series Got Stormy	$195,075
Series Just Louise 19	$198,543
Series Keertana 18	$433,500
Series Kiana's Love	$20,400
Series Kichiro	$22,000
Series Lane Way	$459,000
Series Latte Da 19	$121,975
Series Lazy Daisy	$121,250
Series Lost Empire 19	$303,450
Series Madarnas	$14,850
Series Major Implication	$3,900
Series Man Among Men	$190,281
Series Margaret Reay 19	$209,797
Series Martita Sangrita 17	$163,200
Series Midnight Sweetie 19	$103,156
Series Miss Puzzle	$26,500
Series Mo Mischief	$326,400
Series Monomoy Girl	$398,820
Series Moonless Sky	$18,700

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Series Motion Emotion (2)	$72,828
Series Naismith	$258,400
Series New York Claiming Package	$64,620
Series Night of Idiots	$16,690
Series Nileist	$20,250
Series Noble Goddess	$28,300
Series NY Exacta	$387,600
Series Palace Foal**	-
Series Popular Demand	$212,160
Series Power Up Paynter	$96,600
Series Sauce on the Side	$25,500
Series Shake It Up Baby	$27,625
Series Sigesmund	$17,000
Series Social Dilemma	$72,395
Series Soul Beam	$33,703
Series Speightstown Belle 19	$106,335
Series Squared Straight	$34,350
Series Storm Shooter	$276,000
Series StreetBand	$52,250
Series Sunny 18	$329,940
Series Swiss Minister	$11,900
Series Takeo Squared	$22,900
Series Tapitry 19	$190,281
Series Tavasco Road	$15,600
Series The Filly Four	$1,224,000
Series Thirteen Stripes	$194,650
Series Tizamagician	$163,200
Series Two Trail Sioux 17	$114,750
Series Two Trail Sioux 17K	$28,234
Series Utalknboutpractice	$25,500
Series Vertical Threat	$107,100
Series Wayne O	$486,000
Series Yes This Time	$107,930
Series Zestful	$27,200
TOTAL	$14,143,676

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

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*As of December 31, 2020, the Company owes the following to related parties:

-$534,920.00 to Spendthrift in connection with Series The Filly Four.

-$1,865,134 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

-$48,068 to Spendthrift in connection with the deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

-$75,000.00 to the Manager in connection with Series Authentic.

-$37,490.00 to the Manager in connection with deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

**The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Trend information – For the Years Ended December 31, 2020 and 2019

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. In 2020, we closed 9 Offerings. The table below shows the launched and closed Offerings for the year ended December 31,2020:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2020	35	9	0

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of December 31, 2020 either through (i) a California intra state permit or (ii) Rule 506(c)..

The Company plans to launch approximately 50 to 100 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets. The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2021 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

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In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, and $80,123.00 have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2021 and beyond. We believe that expanding the Membership Experience Programs in 2021 and beyond will help us from a number of perspectives:

1) Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2) Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2021 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2021.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Plan of Operations

As stated, the Company is in the business of acquiring interests in race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the year ended December 31, 2020, series accrued race winnings totaling $1,455,916. In sum, the series incurred $1,805,350 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $1,917,883 of due diligence or management fees earned by the Manager.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements.

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ITEM 3. DIRECTORS AND OFFICERS

MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company’s business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “CONFLICTS OF INTEREST.”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms’ length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys’ fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager’s indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager’s duty has occurred should consult with their own counsel.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Michael Behrens	44	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer

Michael has served as a marketing executive for over 10 years on both the agency and client side. He has experience in both performance marketing and brand development for startups, established business and the Fortune 1000. In his career he has managed/influenced over 1 billion in advertising dollars. He most recently served as the CMO of Casper, a very successful online mattress start-up in NYC that has generated hundreds of millions of dollars in revenue since inception.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

•	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Related Party Transactions” section above for more information.

Conflicts of Interest

See “Potential Conflicts of Interest” section below for more information.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% of Gross Proceeds). In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2020 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$1,917,883	$338,082(1)	$2,255,965

_____________________

(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2020.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

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CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of Manager” and “Compensation of Executive Officers” was determined by arms’ length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business.

Loans or Other Related Party Transactions

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $1,119,860, from the manager of the Company in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2020. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Acquisition of Interests in Racehorse Series

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company’s financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms’ length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 250 W. 1st Street, Suite 256, Claremont, CA 91711.

The following table sets forth information regarding beneficial ownership of the securities of the Company as of March 31, 2021 (i) by each of our officers and directors; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of any class of our voting securities. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 250 W. 1st Street, Suite 256, Claremont, CA 91711:

Title of Class/Series	Name of Beneficial Owner(1)	Number of Interests Beneficially Owned (1)	Percentage of Interests Beneficially Owned
Company(2)	Experiential Squared, Inc. (Manager)	N/A	100.0%
Series Amers	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bella Chica	Experiential Squared, Inc. (Manager)	70	70.0%
Series Berengaria ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bullion	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cairo Kiss	Experiential Squared, Inc. (Manager)	0	0.00%
Series Country Whirl ‘17	Experiential Squared, Inc. (Manager)	4	4.00%
Series Kiana’s Love	Experiential Squared, Inc. (Manager)	0	0.00%
Series Kichiro	Experiential Squared, Inc. (Manager)	71	35.50%
Series Madarnas	Experiential Squared, Inc. (Manager)	0	0.00%
Series Major Implications	Experiential Squared, Inc. (Manager)	0	0.00%
Series Miss Puzzle 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Moonless Sky	Experiential Squared, Inc. (Manager)	0	0.00%
Series Night of Idiots	Experiential Squared, Inc. (Manager)	18	23.00%
Series Nileist	Experiential Squared, Inc. (Manager)	0	0.00%
Series Noble Goddess	Experiential Squared, Inc. (Manager)	0	0.00%
Sauce on Side	Experiential Squared, Inc. (Manager)	0	0.00%
Series Sigesmund	Experiential Squared, Inc. (Manager)	139	70.00%
Series Soul Beam	Experiential Squared, Inc. (Manager)	0	0.00%
Series Street Band	Experiential Squared, Inc. (Manager)	0	0.00%
Series Swiss Minister	Experiential Squared, Inc. (Manager)	0	0.00%
Series Takeo Squared	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tavasco Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17K	Experiential Squared, Inc. (Manager)	0	0.00%
Series Zestful	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Michael Behrens (Affiliate of Manager)	510	100.00%
Series De Mystique ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Martita Sangrita 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Daddy’s Joy	Experiential Squared, Inc. (Manager)	0	0.00%
Series Vertical Threat	Experiential Squared, Inc. (Manager)	2	0.30%
Series Shake it Up Baby	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tizamagician	Experiential Squared, Inc. (Manager)	0	0.00%
Series Power Up Paynter	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17	Experiential Squared, Inc. (Manager)	3	0.64%

51

Series Wayne O	Experiential Squared, Inc. (Manager)	0	0.00%
Series Big Mel	Experiential Squared, Inc. (Manager)	0	0.00%
Series Amandrea	Experiential Squared, Inc. (Manager)	42	7.6%
Series Keertana 18	Experiential Squared, Inc. (Manager)	8	0.16%
Series Sunny 18	Experiential Squared, Inc. (Manager)	1	0.02%
Series Lazy Daisy	Experiential Squared, Inc. (Manager)	1	0.08%
Series New York Claiming Package	Experiential Squared, Inc. (Manager)	0	0.00%
Series The Filly Four	Experiential Squared, Inc. (Manager)	41	0.51%
Series Lane Way	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Mischief	Experiential Squared, Inc. (Manager)	0	0.00%
Series Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Popular Demand	Experiential Squared, Inc. (Manager)	2	0.20%
Series Authentic	Experiential Squared, Inc. (Manager)	63	0.50%
Series Storm Shooter	Experiential Squared, Inc. (Manager)	2	0.10%
Series Thirteen Stripes	Experiential Squared, Inc. (Manager)	0	0.00%
Series Naismith	Experiential Squared, Inc. (Manager)	6	0.30%
Series NY Exacta	Experiential Squared, Inc. (Manager)	3	0.25%
Series Apple Down Under 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Just Louise 19	Experiential Squared, Inc. (Manager)	7	0.69%
Series Lost Empire 19	Experiential Squared, Inc. (Manager)	69	0.68%
Series Man Among Men	Experiential Squared, Inc. (Manager)	0	0.00%
Series Frosted Oats	Experiential Squared, Inc. (Manager)	4	0.10%
Series Tapitry 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Classofsixtythree 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cayala 19	Experiential Squared, Inc. (Manager)	6	0.15%
Series Margaret Reay 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Awe Hush 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Exonerated 19	Experiential Squared, Inc. (Manager)	1	0.12%
Series Speightstown Belle 19	Experiential Squared, Inc. (Manager)	1	0.11%
Series Consecrate 19	Experiential Squared, Inc. (Manager)	2	0.49%
Series Latte Da 19	Experiential Squared, Inc. (Manager)	4	0.10%
Series Midnight Sweetie 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ambleside Park 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Athenian Beauty 19	Experiential Squared, Inc. (Manager)	0	0.00%
Series Future Stars Stable	Experiential Squared, Inc. (Manager)	116	1.16%
Series Collusion Illusion	Experiential Squared, Inc. (Manager)	14	0.06%
Series Motion Emotion (3)	Experiential Squared, Inc. (Manager)	1,020	100.00%
Series Monomoy Girl	Experiential Squared, Inc. (Manager)	10,200	100.00%
Series Action Bundle (4)	Experiential Squared, Inc. (Manager)	10,000	100.00%
Series Got Stormy	Experiential Squared, Inc. (Manager)	5,100	100.00%
Series Social Dilemma	Experiential Squared, Inc. (Manager)	510	100.00%

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.
(3)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(4)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.

52

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As described in the financial statements, the Company has the following transactions involving the issuer or related parties (other than compensation described under “Item 3 – “Compensation of Executive Officers” and “Compensation of Manager”):

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section above for more information.

ITEM 6. OTHER INFORMATION

None.

53

ITEM 7. FINANCIAL STATEMENTS

Index to Financial Statements

Audited Financial Statements as of December 31, 2020 and 2019 and for the years then ended

54

INDEPENDENT AUDITOR’S REPORT

April 6, 2021

To: Experiential Squared, Inc as manager of My Racehorse CA LLC

Re: 2020-2019 Financial Statement Audit

We have audited the accompanying financial statements of MY RACEHORSE CA, LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members’ equity, and cash flows for the calendar year periods ended December 31, 2020 and 2019, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations, changes in members’ equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 6, 2021

F-1

MY RACEHORSE CA LLC

BALANCE SHEETS

See accompanying Independent Auditor’s Report

As of December 31, 2020 and 2019

	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	–	3,770
Horse reserve funds receivable from Manager (see Note 4)	1,470,649	446,900
Prepaid expense	675,019	70,215
Total Current Assets	2,145,668	520,885

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	9,713,216	2,990,695
Total Non-Current Assets	9,713,216	2,990,695

TOTAL ASSETS	$11,858,884	$3,511,580

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$1,119,860	$1,724,852
Accrued Expense	9,301	–
Interest payable	26,769	23
Total Current Liabilities	1,155,93	1,724,875

Long-term Liabilities:
Long-term debt	2,576,218	15,606
Total Long-term Liabilities	2,576,218	15,606

Total Liabilities	3,732,148	1,740,481

Members' Equity:
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	14,902,854	3,216,968
Accumulated deficit	(6,787,961)	(1,457,712)
Total Members' Equity	8,126,736	1,771,099

TOTAL LIABILITIES AND MEMBERS' EQUITY	$11,858,884	$3,511,580

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-2

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	2020	2019

Revenues	$1,455,913	$263,655
Cost of revenues	(1,805,350)	(502,233)
Gross profit/(loss)	(349,437)	(238,578)

Operating Expenses
Management charges	1,917,883	460,455
General and administrative	237,678	53,326
Sales and marketing	–	–
Depreciation	2,676,696	472,260
Total Operating Expenses	4,832,257	986,041

Loss from operations	(5,181,694)	(1,224,619)

Other Income/(Expense):
Gain/(loss) on disposition of horse	(113,569)	(63,728)
Interest expense	–	–
Total Other Income	(113,569)	(63,728)

Provision for income taxes	–	–

Net loss	$(5,330,249)	$(1,288,347)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-3

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at January 1, 2019	$11,843	$339,577	$(169,365)	$(182,055)

Subscriptions received in horse series	–	3,032,135	–	3,032,135
Distributions from horse series	–	(154,744)	–	(154,744)
Net loss	–	–	(1,288,347)	(1,288,347)
Balance at December 31, 2019	11,843	3,216,968	(1,457,712)	1,771,099

Subscriptions received in horse series	–	11,924,496	–	11,924,496
Distributions from horse series	–	(238,610)	–	(238,610)
Net loss	–	–	(5,330,249)	(5,330,249)
Balance at December 31, 2020	$11,843	$14,902,854	$(6,787,961)	$8,126,736

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-4

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

See accompanying Independent Auditor’s Report

For the years ended December 31, 2020 and 2019

	2020	2019
Cash Flows From Operating Activities
Net Loss	$(5,330,249)	$(1,288,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,676,696	472,260
Loss/(gain) on disposal of horse ownership	113,569	63,728
Non-cash management fees	75,000	–
Changes in operating assets and liabilities:
Change in accounts receivables	3,770	(3,770)
Change in prepaid expense	(123,030)	(70,215)
Change in other assets	(481,774)	–
Change in accrued expense	9,301
Change in accrued interest payable	26,746	–
Net Cash Used In Operating Activities	(3,029,971)	(826,344)

Cash Flows From Investing Activities
Purchase of horse assets	(6,534,116)	(3,320,578)
Net Cash Used In Investing Activities	(6,534,116)	(3,320,578)

Cash Flows From Financing Activities
Subscriptions received in horse series	11,924,496	3,032,135
Distributions from horse series	(238,610)	(154,744)
Contribution by manager	–	–
Horse revenues, net of expenses, applied to related party loans	(493,058)	–
Proceeds of long-term notes	–	–
Net increase in amount due to manager, net	(2,628,741)	1,269,531
Net Cash Provided by Financing Activities	9,564,087	4,146,922

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Supplemental Disclosure of Non-cash Activities
Horses purchased by issuance of related party notes payable	$2,978,670	$–
Non-cash management fees	$75,000	$–

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company democratizes the ownership of racehorses through a self-developed web-based platform and allows fans to experience racehorse ownership by owning portions of the Series with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. However, the Company continues and will continue to receive funding of losses from its Manager. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2020, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2020 and 2019, the Company had no allowances against its accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

F-6

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2020 and 2019, the Company has $13,171,287 and $3,584,304, respectively recorded, at cost, in horse assets.

As of December 31, 2020, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2020	Total
Closed- Series Amers	$6,000	$(6,000)	$–
Closed- Series Madarnas	10,000	(10,000)	–
Closed- Series Major Implications	2,500	(2,500)	–
Closed- Series Nileist	11,700	(11,700)	–
Closed- Series Sauce On Side	15,000	(15,000)	–
Closed- Series Soul Beam	23,075	(23,075)	–
Closed- Series Swiss Minister	7,500	(7,500)	–
Closed- Series Takeo Squared	15,000	(15,000)	–
Closed- Series Tavasco Road	10,000	(10,000)	–
Closed- Series Zestful	19,000	(19,000)	–
Series The Filly Four	1,426,452	(542,849)	883,603
Series Amandrea	115,500	(51,333)	64,167
Series Ambleside Park 19	47,150	(4,409)	42,741
Series Keertana 18	344,250	(151,938)	192,313
Series Two Trail Sioux 17	74,250	(41,250)	33,000
Series Apple Down Under 19	60,000	(4,617)	55,383
Series Athenian Beauty 19	45,000	(4,208)	40,792
Series Authentic	4,359,157	(753,129)	3,606,028
Series Awe Hush 19	198,000	(18,883)	179,117
Series Bella Chica	25,000	(16,667)	8,333
Series Big Mel	581,926	(225,390)	356,536
Series Cairo Kiss	27,800	(27,800)	–
Series Martita Sangrita 17	129,300	(69,508)	59,792
Series Cayala 19	246,000	(23,689)	222,311
Series Classofsixtythree 19	125,000	(12,153)	112,847
Series Collusion Illusion	550,000	(31,541)	518,459
Series Consecrate 19	32,800	(3,097)	29,703
Series Daddy's Joy	48,000	(26,664)	21,336
Series Deep Cover	80,000	(21,004)	58,996
Series Escape Route	42,400	(3,153)	39,247
Series Exonerated 19	86,100	(14,077)	72,023
Series Frosted Oats 19	102,500	(14,623)	87,877
Series Just Louise 19	153,000	(15,867)	137,133
Series Kichiro	15,500	(9,042)	6,458
Series Lost Empire 19	229,500	(23,800)	205,700
Series Lane Way	392,931	(119,897)	273,034

F-7

Series Latte Da 19	79,950	(1,921)	78,029
Series Lazy Daisy	123,188	(123,188)	–
Series Man Among Men 19	147,600	(14,623)	132,977
Series Margaret Rey 19	164,000	(15,793)	148,207
Series Midnight Sweetie 19	73,800	(6,970)	66,830
Series Miss Puzzle	13,730	(8,913)	4,817
Series Mo Mischief	255,000	(66,949)	188,051
Series Naismith	150,000	(23,118)	126,882
Series Noble Goddess	18,000	(18,000)	–
Series Palace Foul	15,606	(10,838)	4,769
Series Popular Demand	161,953	(32,942)	129,011
Series Power Up Paynter	60,000	(31,667)	28,333
Series Sigesmund	10,000	(10,000)	–
Series Sunny 18	244,340	(85,638)	158,702
Series Speightstown Belle 19	76,500	(8,106)	68,394
Series Squared Straight	22,500	(16,875)	5,625
Series Storm Shooter	180,000	(33,667)	146,333
Series Street Band	45,000	(45,000)	–
Series Tapitry 19	147,600	(14,623)	132,977
Series The Keeneland 14	335,500	(31,375)	304,125
Series Thirteen Stripes	100,000	(19,531)	80,469
Series Tizamagician	121,545	(67,525)	54,020
Series Two Trail Sioux 17K	24,750	(13,750)	11,000
Series Utalknboutpractice	11,970	(11,970)	–
Series Vertical Threat	64,650	(35,160)	29,490
Series Wayne O	450,000	(225,000)	225,000
Series Yes This Time	100,000	–	100,000
Series NY Exacta	215,000	(32,751)	182,249
P- Series Bullion	6,000	(6,000)	–
P- Series De Mystique ‘17	17,238	(17,238)	–
P- Series Kiana's Love	10,600	(10,600)	–
P- Series Moonless Sky	12,000	(12,000)	–
P- Series Night of Idiots	8,740	(8,740)	–
P- Series Shake It Up Baby	11,000	(11,000)	–
P- Series New York Claiming	36,236	(36,236)	–
TOTAL	$13,171,287	$(3,458,071)	$9,713,216

Depreciation totaled $2,676,696 and $472,260 for the years ended December 31, 2020 and 2019, respectively.

F-8

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts to provide goods to customers. Revenues are recognized when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

F-9

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Reclassifications of Prior Year Balances

Certain balances from the December 31, 2019 statement of operations were reclassified to conform to current year presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $5,330,249 during the year ended December 31, 2020, and is dependent upon its manager for financing its operations.

The company’s financial performance is impacted by several key factors. The company’s acquisition strategy in 2020 included the purchase of 17 yearlings which as of the date of filing are unraced. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition, however; series revenues will not commence until the horses begin racing sometime during their two-year-old season.

Additionally, as horses continue to mature the series will have increased opportunity to generate greater revenue to offset their ongoing expenses.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is further strengthened by funding secured in 2020.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date the manager has waived and interest due from the series. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

F-10

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle	$177,942	$(263,500)	$(85,558)
Series The Filly Four	105,092	–	105,092
Series Got Stormy	60,871	(195,075)	(134,204)
Series Monomoy Girl	75,749	(398,820)	(323,071)
Series Motion Emotion	42,996	(72,828)	(29,832)
Series Amandrea	(14,655)	–	(14,655)
Series Ambleside Park 19	18,492	–	18,492
Series Keertana 18	39,349	–	39,349
Series Two Trail Sioux 17	(2,269)	–	(2,269)
Series Apple Down Under 19	21,094	–	21,094
Series Athenian Beauty 19	21,480	–	21,480
Series Authentic	94,478	–	94,478
Series Awe Hush 19	34,803	–	34,803
Series Bella Chica	(6,856)	–	(6,856)
Series Big Mel	(24,634)	–	(24,634)
Series Martita Sangrita 17	(13,383)	–	(13,383)
Series Cayala 19	47,489	(387)	47,102
Series Classofsixtythree 19	28,334	–	28,334
Series Collusion Illusion	41,901	–	41,901
Series Consecrate 19	16,984	(266)	16,718
Series Daddy's Joy	8,589	–	8,589
Series Deep Cover	33,227	–	33,227
Series Escape Route	14,236	–	14,236
Series Exonerated 19	22,315	–	22,315
Series Frosted Oats 19	32,184	–	32,184
Series Just Louise 19	31,289	(1,557)	29,732
Series Kichiro	(9,991)	–	(9,991)
Series Lost Empire 19	53,259	(2,261)	50,998
Series Lane Way	11,420	–	11,420
Series Latte Da 19	32,232	–	32,232
Series Lazy Daisy	(15,159)	–	(15,159)
Series Man Among Men 19	28,132	–	28,132
Series Margaret Rey 19	30,038	(123)	29,915
Series Midnight Sweetie 19	21,011	–	21,011
Series Miss Puzzle	(3,343)	–	(3,343)
Series Mo Mischief	12,406	–	12,406
Series Naismith	53,197	–	53,197
Series Palace Foal	(6,171)	–	(6,171)
Series Popular Demand	19,966	–	19,966
Series Power Up Paynter	(2,093)	–	(2,093)
Series Sigesmund	(23,840)	–	(23,840)
Series Sunny 18	31,061	–	31,061
Series Speightstown Belle 19	21,743	–	21,743
Series Squared Straight	(24,040)	–	(24,040)

F-11

Series Storm Shooter	27,960	–	27,960
Series Street Band	37,827	–	37,827
Series Tapitry 19	28,132	–	28,132
Series The Keeneland 14	61,058	(4,718)	56,340
Series Thirteen Stripes	50,475	–	50,475
Series Tizamagician	(8,864)	–	(8,864)
Series Utalknboutpractice	8,431	–	8,431
Series Vertical Threat	3,541	–	3,541
Series Wayne O	(32,779)	–	(32,779)
Series Yes This Time	6,458	(107,930)	(101,472)
Series Exacta	108,127	–	108,127
Series Social Dilemma	43,357	(72,395)	(29,038)
TOTAL	$1,470,649	$(1,119,860)	$350,789

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal accrues to the loan holder.

In 2020, with the purchase of the Series Authentic horse asset the Company agreed to pay purchase bonuses (kickers) upon the achievement of certain milestones.  Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%.  The net horse income applied against this loan in 2020 was $586,859 and interest expense of $8,243 was recorded against this loan in 2020.  As of December 31, 2020, the outstanding balance of the loan was $1,865,134.

The Company’s manager was entitled to certain unpaid management fees related to the Series Authentic horse, which totaled $75,000 in 2020 and remained outstanding to the Manager in such amount as of December 31, 2020.

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  $534,920 remains due and payable on this loan as of December 31, 2020.

The Company’s manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2020.  As of December 31, 2020, $85,558 remaining outstanding on these agreements. The note will be repaid at the close of the series from the residual value upon the sale of the horse.

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2020.

F-12

Series Name	Units Offered	Units Tendered	Subscription Amount
Closed- Series Amers	75	75	$10,500
Closed- Series Madarnas	50	50	$17,500
Closed- Series Major Implications	20	20	$4,600
Closed- Series Nileist	45	45	$23,850
Closed- Series Sauce On Side	125	125	$30,000
Closed- Series Soul Beam	65	65	$39,650
Closed- Series Swiss Minister	50	50	$14,000
Closed- Series Takeo Squared	100	100	$27,000
Closed- Series Tavasco Road	80	80	$18,400
Closed- Series Zestful	100	100	$32,000
Series Action Bundle	10,000	–	$–
Series The Filly Four	8,000	8,000	$1,440,000
Series Got Stormy	5,100	–	$–
Series Monomoy Girl	10,200	–	$–
Series Motion Emotion	1,020	–	$–
Series Amandrea	550	550	$162,250
Series Ambleside Park 19	410	410	$84,050
Series Keertana 18	5,100	5,100	$510,000
Series Two Trail Sioux 17	450	450	$135,000
Series Apple Down Under 19	600	600	$103,800
Series Athenian Beauty 19	1,800	1,800	$84,600
Series Authentic	12,500	12,500	$2,575,000
Series Awe Hush 19	1,800	1,800	$295,200
Series Bella Chica	100	100	$38,000
Series Big Mel	6,000	6,000	$726,000
Series Cairo Kiss	80	80	$44,400
Series Martita Sangrita 17	600	600	$192,000
Series Cayala 19	4,100	4,095	$372,645
Series Classofsixtythree 19	1,000	1,000	$193,000
Series Collusion Illusion	25,000	25,000	$750,000
Series Consecrate 19	410	408	$64,056
Series Daddy's Joy	600	600	$108,000
Series Deep Cover	800	800	$176,000
Series Escape Route	10	10	$62,952
Series Exonerated 19	820	820	$138,580
Series Frosted Oats 19	4,100	4,100	$172,200
Series Just Louise 19	1,020	1,012	$231,748
Series Kichiro	200	200	$26,000
Series Lane Way	6,000	6,000	$540,000
Series Latte Da 19	4,100	4,100	$143,500
Series Lazy Daisy	1,250	1,250	$143,750
Series Lost Empire (Laforgia)	10,200	10,124	$354,340
Series Man Among Men 19	820	820	$223,860
Series Margaret Rey 19	820	820	$246,820
Series Midnight Sweetie 19	820	820	$121,360
Series Miss Puzzle	125	125	$31,250
Series Mo Mischief	5,100	5,100	$382,500
Series Naismith	2,000	2,000	$304,000
Series Noble Goddess	300	300	$33,000
Series Palace Foal	510	–	$–

F-13

Series Popular Demand	1,020	1,020	$248,880
Series Power Up Paynter	600	600	$114,000
Series Sigesmund	200	200	$20,000
Series Sunny 18	6,000	6,000	$390,000
Series Speightstown Belle 19	900	900	$125,100
Series Squared Straight	150	150	$40,500
Series Storm Shooter	2,000	2,000	$324,000
Series Street Band	50	50	$61,500
Series Tapitry 19	820	820	$223,860
Series The Keeneland 14	10,000	9,889	$494,450
Series Thirteen Stripes	1,000	1,000	$229,000
Series Tizamagician	600	600	$192,000
Series Two Trail Sioux 17K	1	1	$29,720
Series Utalknboutpractice	100	100	$30,000
Series Vertical Threat	600	600	$126,000
Series Wayne O	6,000	6,000	$570,000
Series Yes This Time	10	–	$–
Series NY Exacta	2,000	2,000	$456,000
P- Series Bullion	25	25	$11,750
P- Series De Mystique ‘17	250	250	$35,000
P- Series Kiana's Love	200	200	$24,000
P- Series Moonless Sky	200	200	$22,000
P- Series Night of Idiots	80	80	$20,000
P- Series Shake It Up Baby	250	250	$32,500
P- Series New York Claiming	510	510	$71,400
Series Social Dilemma	510	–	$–
TOTAL	169,201	141,851	$15,319,022
Distributions to Date			$(416,168)
Total Subscriptions			$14,902,854

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

F-14

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2021.

Management’s Evaluation

Management has evaluated subsequent events through April 6, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-55

ITEM 8. EXHIBITS

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.1	Series Agreement for Series Palace Foal (1)
Exhibit 3.2	Series Agreement for Series De Mystique ‘17 (3)
Exhibit 3.3	Series Agreement for Martita Sangrita 17(4)
Exhibit 3.4	Series Agreement for Daddy’s Joy(4)
Exhibit 3.5	Series Agreement for Vertical Threat (4)
Exhibit 3.6	Series Agreement for Shake it Up Baby(4)
Exhibit 3.7	Series Agreement for Tizamagician (4)
Exhibit 3.8	Series Agreement for Power Up Paynter (5)
Exhibit 3.9	Series Agreement for Two Trail Sioux 17 (5)
Exhibit 3.10	Series Agreement for Wayne O (5)
Exhibit 3.11	Series Agreement for Big Mel (6)
Exhibit 3.12	Series Agreement for Series Amandrea (7)
Exhibit 3.13	Series Agreement for Series Keertana 18 (7)
Exhibit 3.14	Series Agreement for Series Sunny 18 (7)
Exhibit 3.15	Series Agreement for Series Lazy Daisy (7)
Exhibit 3.16	Series Agreement for Series New York Claiming Package (8)
Exhibit 3.17	Series Agreement for Series The Filly Four (8)
Exhibit 3.18	Series Agreement for Series Lane Way(9)
Exhibit 3.19	Series Agreement for Series Mo Mischief (10)
Exhibit 3.20	Series Agreement for Series Deep Cover (10)
Exhibit 3.21	Series Agreement for Series Popular Demand (11)
Exhibit 3.22	Series Agreement for Series Authentic (12)
Exhibit 3.23	Series Agreement for Series Storm Shooter (12)
Exhibit 3.24	Series Agreement for Series Thirteen Stripes (13)
Exhibit 3.25	Series Agreement for Series Naismith (14)
Exhibit 3.26	Series Agreement for Series NY Exacta (14)
Exhibit 3.27	Series Agreement for Series Apple Down Under (15)
Exhibit 3.28	Series Agreement for Just Louise 19 (15)
Exhibit 3.29	Series Agreement for Lost Empire 19 (15)
Exhibit 3.30	Series Agreement for Series Man Among Men (16)
Exhibit 3.31	Series Agreement for Series Frosted Oats (16)
Exhibit 3.32	Series Agreement for Series Tapitry 19 (16)
Exhibit 3.33	Series Agreement for Series Classofsixtythree 19 (16)
Exhibit 3.34	Series Agreement for Cayala 19 (16)
Exhibit 3.35	Series Agreement for Series Margaret Reay 19 (16)
Exhibit 3.36	Series Agreement for Series Awe Hush 19 (16)
Exhibit 3.37	Series Agreement for Series Exonerated 19 (16)
Exhibit 3.38	Series Agreement for Series Speightstown Belle 19 (16)
Exhibit 3.39	Series Agreement for Consecrate 19 (16)
Exhibit 3.40	Series Agreement for Series Latte Da 19 (16)
Exhibit 3.41	Series Agreement for Series Midnight Sweetie 19 (16)
Exhibit 3.42	Series Agreement for Series Ambleside Park 19 (16)
Exhibit 3.43	Series Agreement for Series Athenian Beauty 19 (16)
Exhibit 3.44	Series Agreement for Future Stars Stable (16)

55

Exhibit 3.45	Series Agreement for Collusion Illusion (16)
Exhibit 3.46	Series Agreement for Monomoy Girl (17)
Exhibit 3.47	Series Agreement for Got Stormy (17)
Exhibit 3.49	Series Agreement for Social Dilemma (17)
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Equine Co-Ownership and Acquisition Agreement for Palace Foal (1)
Exhibit 6.3	Profit Participation Convertible Promissory Note for Palace Foal (1)
Exhibit 6.4	Equine Co-Ownership and Acquisition Agreement for De Mystique ‘17 (3)
Exhibit 6.5	Profit Participation Convertible Promissory Note for De Mystique ‘17 (3)
Exhibit 6.6	Equine Co-Ownership and Acquisition Agreement for Martita Sangrita 17 (4)
Exhibit 6.7	Profit Participation Convertible Promissory Note for Martita Sangrita 17 (4)
Exhibit 6.8	Equine Co-Ownership and Acquisition Agreement for Daddy’s Joy (4)
Exhibit 6.9	Profit Participation Convertible Promissory Note for Daddy’s Joy (4)
Exhibit 6.10	Equine Co-Ownership and Acquisition Agreement for Vertical Threat (4)
Exhibit 6.11	Profit Participation Convertible Promissory Note for Vertical Threat (4)
Exhibit 6.12	Equine Co-Ownership and Acquisition Agreement for Shake it Up Baby (4)
Exhibit 6.13	Profit Participation Convertible Promissory Note for Shake it Up Baby (4)
Exhibit 6.14	Equine Co-Ownership and Acquisition Agreement for Tizamagician (4)
Exhibit 6.15	Profit Participation Convertible Promissory Note for Tizamagician (4)
Exhibit 6.16	Equine Co-Ownership and Acquisition Agreement for Power Up Paynter (5)
Exhibit 6.17	Profit Participation Convertible Promissory Note for Power Up Paynter (5)
Exhibit 6.18	Equine Co-Ownership and Acquisition Agreement for Two Trail Sioux 17 (5)
Exhibit 6.19	Profit Participation Convertible Promissory Note for Two Trail Sioux 17 (5)
Exhibit 6.20	Equine Co-Ownership and Acquisition Agreement for Wayne O (5)
Exhibit 6.21	Profit Participation Convertible Promissory Note for Wayne O (5)
Exhibit 6.22	Equine Co-Ownership and Acquisition Agreement for Big Mel (6)
Exhibit 6.23	Profit Participation Convertible Promissory Note for Big Mel (6)
Exhibit 6.24	Equine Co-Ownership and Acquisition Agreement for Amandrea (7)
Exhibit 6.25	Profit Participation Convertible Promissory Note for Amandrea (7)
Exhibit 6.26	Equine Co-Ownership and Acquisition Agreement for Keertana 18 (7)
Exhibit 6.27	Profit Participation Convertible Promissory Note for Keertana 18 (7)
Exhibit 6.28	Equine Co-Ownership and Acquisition Agreement for Sunny 18 (7)
Exhibit 6.29	Profit Participation Convertible Promissory Note for Sunny 18 (7)
Exhibit 6.30	Equine Co-Ownership and Acquisition Agreement for Lazy Daisy (7)
Exhibit 6.31	Profit Participation Convertible Promissory Note for Lazy Daisy (7)
Exhibit 6.32	Equine Co-Ownership and Acquisition Agreement for Augusta Moon (8)
Exhibit 6.33	Profit Participation Convertible Promissory Note for Augusta Moon (8)
Exhibit 6.34	Equine Co-Ownership and Acquisition Agreement for Hizaam (8)
Exhibit 6.35	Profit Participation Convertible Promissory Note for Hizaam (8)
Exhibit 6.36	Equine Co-Ownership and Acquisition Agreement for Venetian Sonata 18 (8)
Exhibit 6.37	Profit Participation Convertible Promissory Note for Venetian Sonata 18 (8)
Exhibit 6.38	Equine Co-Ownership and Acquisition Agreement for My Sweet Addiction 18 (8)
Exhibit 6.39	Profit Participation Convertible Promissory Note for My Sweet Addiction 18 (8)
Exhibit 6.40	Equine Co-Ownership and Acquisition Agreement for My Lady Lauren 18 (8)
Exhibit 6.41	Profit Participation Convertible Promissory Note for My Lady Lauren 18 (8)
Exhibit 6.42	Equine Co-Ownership and Acquisition Agreement for Sapucai 18 (8)
Exhibit 6.43	Profit Participation Convertible Promissory Note for Sapucai 18 (8)
Exhibit 6.44	Equine Co-Ownership and Acquisition Agreement for Lane Way(9)
Exhibit 6.45	Profit Participation Convertible Promissory Note for Lane Way(9)

56

Exhibit 6.46	Equine Co-Ownership and Acquisition Agreement for Mo Mischief (10)
Exhibit 6.47	Profit Participation Convertible Promissory Note for Mo Mischief(10)
Exhibit 6.48	Equine Co-Ownership and Acquisition Agreement for Deep Cover(10)
Exhibit 6.49	Profit Participation Convertible Promissory Note for Deep Cover(10)
Exhibit 6.50	Equine Co-Ownership and Acquisition Agreement for Additional 9% Interest in Big Mel (10)
Exhibit 6.51	Equine Co-Ownership and Acquisition Agreement for Additional 9% Interest in Solar Strike(10)
Exhibit 6.52	Equine Co-Ownership and Acquisition Agreement for Popular Demand (11)
Exhibit 6.53	Profit Participation Convertible Promissory Note for Popular Demand (11)
Exhibit 6.54	Equine Co-Ownership and Acquisition Agreement for Authentic (12)
Exhibit 6.55	Profit Participation Convertible Promissory Note for Authentic (12)
Exhibit 6.56	Profit Participation Convertible Promissory Note for Storm Shooter (12)
Exhibit 6.57	Profit Participation Convertible Promissory Note for Thirteen Stripes (13)
Exhibit 6.58	Profit Participation Convertible Promissory Note for Naismith (14)
Exhibit 6.59	Profit Participation Convertible Promissory Note for NY Exacta (14)
Exhibit 6.60	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (13)
Exhibit 6.61	Equine Co-Ownership and Acquisition Agreement for Apple Down Under 19 (15)
Exhibit 6.62	Profit Participation Convertible Promissory Note for Apple Down Under 19 (15)
Exhibit 6.63	Equine Co-Ownership and Acquisition Agreement for Just Louise 19 (15)
Exhibit 6.64	Profit Participation Convertible Promissory Note for Just Louise 19 (15)
Exhibit 6.65	Equine Co-Ownership and Acquisition Agreement for Lost Empire 19 (15)
Exhibit 6.66	Profit Participation Convertible Promissory Note for Lost Empire 19 (15)
Exhibit 6.67	Profit Participation Convertible Promissory Note for Man Among Men (16)
Exhibit 6.68	Equine Co-Ownership and Acquisition Agreement for Man Among Men (16)
Exhibit 6.69	Profit Participation Convertible Promissory Note for Frosted Oats (16)
Exhibit 6.70	Equine Co-Ownership and Acquisition Agreement for Frosted Oats (16)
Exhibit 6.71	Profit Participation Convertible Promissory Note for Tapitry 19 (16)
Exhibit 6.72	Equine Co-Ownership and Acquisition Agreement for Tapitry 19 (16)
Exhibit 6.73	Profit Participation Convertible Promissory Note for Classofsixtythree 19 (16)
Exhibit 6.74	Equine Co-Ownership and Acquisition Agreement for Classofsixtythree 19 (16)
Exhibit 6.75	Profit Participation Convertible Promissory Note for Cayala 19 (16)
Exhibit 6.76	Equine Co-Ownership and Acquisition Agreement for Cayala 19 (16)
Exhibit 6.77	Profit Participation Convertible Promissory Note for Margaret Reay 19 (16)
Exhibit 6.78	Equine Co-Ownership and Acquisition Agreement for Margaret Reay 19 (16)
Exhibit 6.79	Profit Participation Convertible Promissory Note for Awe Hush 19 (16)
Exhibit 6.80	Profit Participation Convertible Promissory Note for Exonerated 19 (16)
Exhibit 6.81	Equine Co-Ownership and Acquisition Agreement for Exonerated 19 (16)
Exhibit 6.82	Profit Participation Convertible Promissory Note for Speightstown Belle 19 (16)
Exhibit 6.83	Profit Participation Convertible Promissory Note for Consecrate 19 (16)
Exhibit 6.84	Equine Co-Ownership and Acquisition Agreement for Consecrate 19 (16)
Exhibit 6.85	Profit Participation Convertible Promissory Note for Latte Da 19 (16)
Exhibit 6.86	Equine Co-Ownership and Acquisition Agreement for Latte Da 19 (16)
Exhibit 6.87	Profit Participation Convertible Promissory Note for Midnight Sweetie 19 (16)
Exhibit 6.88	Equine Co-Ownership and Acquisition Agreement for Midnight Sweetie 19 (16)
Exhibit 6.89	Profit Participation Convertible Promissory Note for Ambleside Park 19 (16)
Exhibit 6.90	Equine Co-Ownership and Acquisition Agreement for Ambleside Park 19 (16)
Exhibit 6.91	Profit Participation Convertible Promissory Note for Athenian Beauty 19 (16)
Exhibit 6.92	Equine Co-Ownership and Acquisition Agreement for Collusion Illusion (16)
Exhibit 6.93	Profit Participation Convertible Promissory Note for Collusion Illusion (16)
Exhibit 6.94	Racing Lease Agreement for Monomoy Girl (17)
Exhibit 6.95	Profit Participation Convertible Promissory Note for Monomoy Girl (17)

57

Exhibit 6.96	Racing Lease Agreement for Got Stormy (17)
Exhibit 6.97	Profit Participation Convertible Promissory Note for Got Stormy (17)
Exhibit 6.100	Racing Lease Agreement for Social Dilemma (17)
Exhibit 6.101	Profit Participation Convertible Promissory Note for Social Dilemma (17)
Exhibit 6.106	Amendment No. 1 to Racing Lease for Monomoy Girl (18)
Exhibit 6.107	Amendment No. 1 to Racing Lease for Got Stormy (18)
Exhibit 6.109	Amendment No. 1 to Racing Lease for Social Dilemma (18)
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC*

 __________________

*	Filed herewith.

(1)	Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.
(3)	Filed with the Company’s Post-Qualification Amendment No. 1 to Form 1-A dated April 18, 2019 and incorporated by reference herein.
(4)	Filed with the Company’s Post-Qualification Amendment No. 3 to Form 1-A dated June 25, 2019 and incorporated by reference herein.
(5)	Filed with the Company’s Post-Qualification Amendment No. 4 to Form 1-A dated July 19, 2019 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 5 to Form 1-A dated August 28, 2019 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 6 to Form 1-A dated October 3, 2019 and incorporated by reference herein.
(8)	Filed with the Company’s Post Qualification Amendment No. 7 to Form 1-A dated December 6, 2019 and incorporated by reference herein.
(9)	Filed with the Company’s Post Qualification Amendment No. 8 to Form 1-A dated February 7, 2020 and incorporated by reference herein.
(10)	Filed with the Company’s Post Qualification Amendment No. 9 to Form 1-A dated April 7, 2020 and incorporated by reference herein.
(11)	Filed with the Company’s Post Qualification Amendment No. 11 to Form 1-A dated May 29, 2020 and incorporated by reference herein.
(12)	Filed with the Company’s Post Qualification Amendment No. 12 to Form 1-A dated June 12, 2020 and incorporated by reference herein.
(13)	Filed with the Company’s Post Qualification Amendment No. 13 to Form 1-A dated July 15, 2020 and incorporated by reference herein.
(14)	Filed with the Company’s Post Qualification Amendment No. 14 to Form 1-A dated July 31, 2020 and incorporated by reference herein.
(15)	Filed with the Company’s Post Qualification Amendment No. 16 to Form 1-A dated September 22, 2020 and incorporated by reference herein.
(16)	Filed with the Company’s Post Qualification Amendment No. 19 to Form 1-A dated November 3, 2020 and incorporated by reference herein.
(17)	Filed with the Company’s Post Qualification Amendment No. 20 to Form 1-A dated December 18, 2020 and incorporated by reference herein.
(18)	Filed with the Company’s Post Qualification Amendment No. 22 to Form 1-A dated March 2, 2021 and incorporated by reference herein.

58

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2021	MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	April 6, 2021
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	April 6, 2021

59